Exhibit 4.2

FINAL

Execution Copy

ING AMERICAS SAVINGS PLAN AND ESOP

Amended and Restated

Effective as of January 1, 2008

ING AMERICAS SAVINGS PLAN AND ESOP

Amended and Restated Effective As Of January 1, 2008

Table of Contents

Page

ARTICLE I GENERAL	1
Section 1.1 Plan Name and Background	1
Section 1.2 Purpose	1
Section 1.3 Certain Provisions Apply to Particular Groups of Employees	1
ARTICLE II DEFINITIONS	2
Section 2.1 Accounts	2
Section 2.2 Administrative Delegate	2
Section 2.3 Affiliate	2
Section 2.4 After-Tax Account	2
Section 2.5 Applicable Contribution Rate	2
Section 2.6 Beneficiary	2
Section 2.7 Board	2
Section 2.8 Catch-Up Account	2
Section 2.9 Catch-Up Contributions	2
Section 2.10 Code	2
Section 2.11 Committee	2
Section 2.12 Company	2
Section 2.13 Company Stock	2
Section 2.14 Compensation	3
Section 2.15 Controlled Group	4
Section 2.16 Controlled Group Member	4
Section 2.17 Domestic Partner	4
Section 2.18 Eligible Employee	4
Section 2.19 Employee	5
Section 2.20 ERISA	5
Section 2.21 Excess Deferrals	5
Section 2.22 Exempt Loan	5
Section 2.23 Five-Year Break	6
Section 2.24 Highly Compensated Employee	7
Section 2.25 Hours of Service	7
Section 2.26 Leased Employee	9
Section 2.27 Matching Account	9
Section 2.28 Matching Contributions	9
Section 2.29 Named Fiduciary	9
Section 2.30 Non-Highly Compensated Employee	9
Section 2.31 Normal Retirement Age	9
Section 2.32 One-Year Break	9
Section 2.33 Participant	9
Section 2.34 Participating Employer	9
Section 2.35 Plan	9

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Section 2.36 Plan Year	10
Section 2.37 Profit Sharing Account	10
Section 2.38 Profit Sharing Contribution	10
Section 2.39 Qualified Matching Contributions	10
Section 2.40 Qualified Non-Elective Contributions	10
Section 2.41 QNEC/QMAC Account	10
Section 2.42 Representative Contribution Rate	10
Section 2.43 Rollover Account	10
Section 2.44 Rollover Contributions	10
Section 2.45 Salary Reduction Account	10
Section 2.46 Salary Reduction Contribution	10
Section 2.47 Spouse	10
Section 2.48 Statutory Employee	10
Section 2.49 Termination of Employment	11
Section 2.50 Trust Agreement	11
Section 2.51 Trustee	11
Section 2.52 Trust Fund	11
Section 2.53 Unallocated Reserve	11
Section 2.54 Valuation Date	11
Section 2.55 Vesting Service	11
ARTICLE III PLAN PARTICIPATION	13
Section 3.1 Automatic Enrollment	13
Section 3.2 Participation Election Form	13
Section 3.3 Transfers Between Eligible Employee and Statutory Employee Status	13
Section 3.4 Duration of Participation	13
ARTICLE IV ESOP AND 401(k) PROVISIONS	14
Section 4.1 Automatically Enrolled Participants	14
Section 4.2 Salary Reduction Contributions	14
Section 4.3 Catch-Up Contributions	15
Section 4.4 Matching Contributions	15
Section 4.5 Military Make-Up Contributions	15
Section 4.6 Time of Contributions	15
Section 4.7 No After-Tax Contributions	16
Section 4.8 Additional Cash Contributions	16
Section 4.9 Profit Sharing Contributions	17
Section 4.10 Company Chargeback for Company Matching, Profit Sharing or Other Contributions to the Plan	17
Section 4.11 Leveraged Stock Acquisitions	18
Section 4.12 Leveraged ESOP Contributions	18
Section 4.13 Application of Dividends on Company Stock	19
ARTICLE V LIMITS ON ALLOCATIONS AND BENEFITS	21
Section 5.1 Code §415 Limit	21
Section 5.2 Adjustment Required by Code §401(k)	22

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Section 5.3 Distribution of Excess Deferrals (Code §402(g))	25
Section 5.4 Adjustment Required by Code §401(m)	26
ARTICLE VI INDIVIDUAL ACCOUNTS,	30
Section 6.1 Accounts for Participants	30
Section 6.2 Investment of Accounts	30
Section 6.3 Valuation of Accounts	33
Section 6.4 Rollover Contributions	33
Section 6.5 Rollovers and Transfers to Other Qualified Plans	33
ARTICLE VII DESIGNATION OF BENEFICIARY	35
Section 7.1 Persons Eligible to Designate	35
Section 7.2 Special Requirements for Married Participants	35
Section 7.3 Form and Method of Designation	35
Section 7.4 No Effective Designation	35
Section 7.5 Beneficiary May Not Designate	36
Section 7.6 Domestic Partner Treated as Spouse	36
ARTICLE VIII BENEFIT REQUIREMENTS	37
Section 8.1 Benefit on Retirement or Disability	37
Section 8.2 Other Termination of Employment	37
Section 8.3 Death	39
ARTICLE IX DISTRIBUTION OF BENEFITS	40
Section 9.1 Time and Method of Payment	40
Section 9.2 Accounts Totaling $1,000 or Less	41
Section 9.3 Cash or Company Stock	41
Section 9.4 Accounting Following Termination of Employment	41
Section 9.5 Reemployment	41
Section 9.6 Source of Benefits	41
Section 9.7 Incompetent Payee	41
Section 9.8 Missing Participant or Beneficiary	41
Section 9.9 Benefits May Not Be Assigned or Alienated	42
Section 9.10 Payment of Taxes	42
Section 9.11 Conditions Precedent	42
Section 9.12 Withdrawals Before Termination of Employment	42
Section 9.13 Loans	44
Section 9.14 Nonterminable ESOP Protections	44
Section 9.15 Minimum Distributions Requirements	44
ARTICLE X FUND	50
Section 10.1 Composition	50
Section 10.2 Trustee	50
Section 10.3 Compensation and Expenses	50
Section 10.4 Investment in Company Stock	50
Section 10.5 Other Investments	51
Section 10.6 No Diversion.	51

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ARTICLE XI ADMINISTRATION OF PLAN	52
Section 11.1 Administration by Company	52
Section 11.2 Certain Fiduciary Provisions	52
Section 11.3 Evidence	53
Section 11.4 Correction of Errors	53
Section 11.5 Records	53
Section 11.6 Claims Procedure	53
Section 11.7 Bonding	53
Section 11.8 Waiver of Notice	54
Section 11.9 Agent for Legal Process	54
Section 11.10 Indemnification	54
Section 11.11 Benefits for Reemployed Veterans	54
Section 11.12 Transition Period to Implement Plan Changes	54
ARTICLE XII AMENDMENT, TERMINATION, MERGER	55
Section 12.1 Amendment	55
Section 12.2 Reorganization of Participating Employers	55
Section 12.3 Permanent Discontinuance of Contributions	55
Section 12.4 Termination	55
Section 12.5 Partial Termination	55
Section 12.6 Merger, Consolidation, or Transfer of Plan Assets	56
Section 12.7 Deferral of Distributions	56
ARTICLE XIII TOP-HEAVY PLAN PROVISIONS	57
Section 13.1 Key Employee Defined	57
Section 13.2 Determination of Top-Heavy Status	57
Section 13.3 Minimum Contribution Requirement	59
Section 13.4 Vesting Schedule	60
Section 13.5 Definition of Employer	60
ARTICLE XIV MISCELLANEOUS	61
Section 14.1 Headings; References	61
Section 14.2 Construction	61
Section 14.3 Qualification for Continued Tax-Exempt Status	61
Section 14.4 Nonalienation	61
Section 14.5 No Employment Rights	61
Section 14.6 No Enlargement of Rights	61
Section 14.7 Withholding for Taxes	62
APPENDIX A Provisions Applicable To Employees And Locations Formerly Covered By ING Savings Plan	63
APPENDIX B Provisions Applicable To Employees And Locations Formerly Covered By ING Incentive Savings Plan For Aetna Financial Services And Aetna International Employees	64

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APPENDIX C Provisions Applicable To Employees And Locations Formerly Covered By ReliaStar Financial Corp. Success Sharing Plan And ESOP	65
APPENDIX D Provisions Applicable To Employees Formerly Covered By The FNIC 401(k) Savings And Investment Plan	66
APPENDIX E Provisions Applicable To Employees Formerly Covered By The ING Financial Services LLC 401(k) Savings Plan	67
SCHEDULE 1 List of Participating Employers As of January 1, 2004	TOC166
SCHEDULE 2 Vesting Schedules	69

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ING Americas Savings Plan and ESOP

Amended and Restated Effective as of January 1, 2008

•

GENERAL

•          Plan Name and Background. The name of the discretionary contribution profit sharing plan and stock bonus plan, which contains an employee stock ownership plan component, as set forth herein is the “ING Americas Savings Plan and ESOP” (the “Plan”). The Plan was formed effective as of July 1, 2001 when the ING Savings Plan and the ING Incentive Savings Plan for Aetna Financial Services and Aetna International Employees were merged into the ReliaStar Financial Corp. Success Sharing Plan and ESOP. The Plan has been amended since July 1, 2001. The Company hereby amends and restates the Plan effective as of January 1, 2008 (except as otherwise provided herein) to incorporate the prior Plan amendments and to make such other changes as the Company desires. Except as otherwise expressly provided in this Plan, this Plan shall apply only to an Eligible Employee who is credited with an Hour of Service on or after January 1, 2008.

•          Purpose. The purposes of the Plan are to provide retirement income to Eligible Employees and to enable them to acquire Company Stock (as defined herein).

•          Certain Provisions Apply to Particular Groups of Employees. Before January 1, 2002, the Plan (and the plans that merged into the Plan) provided separate benefit forms for particular groups of employees, and certain Plan provisions varied from group to group. The Plan provisions that continue to apply on a limited basis to a particular group of employees are set forth in the Appendices to the Plan and shall apply to such group notwithstanding any inconsistent provisions of the Plan.

•

DEFINITIONS

•          Accounts. “Accounts” means the sum of all the bookkeeping accounts described in Section 6.1 that show a Participant’s or Beneficiary’s interest in the Plan, which Accounts shall cease to exist when exhausted through distributions or forfeitures made in accordance with this Plan.

•          Administrative Delegate. “Administrative Delegate” means any recordkeeper or other service provider to which the Committee has delegated administrative responsibilities under the Plan.

•	Affiliate. “Affiliate” means the Company or another Controlled Group Member.

•          After-Tax Account. “After-Tax Account” means the account described in Section 6.1(d).

•          Applicable Contribution Rate. “Applicable Contribution Rate” has the meaning ascribed to such term in Section 4.8.

•          Beneficiary. “Beneficiary” means the person or persons designated as such pursuant to Article VII.

•	Board. The “Board” is the board of directors of the Company.

•          Catch-Up Account. “Catch-Up Account” means the bookkeeping account described in Section 6.1(b).

•          Catch-Up Contributions. “Catch-Up Contributions” means the part of a Participant's Compensation that is contributed pursuant to his or her election under Section 4.3 of the Plan and Section 414(v) of the Code.

•          Code. “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, or any successor statute and, if an amendment to the Code renumbers a section of the Code referred to in this Plan, any reference to such section automatically shall become a reference to such section as renumbered.

•          Committee. “Committee” means the ING U.S. Pension Committee, which has been delegated certain duties and responsibilities with respect to the Plan by the Company.

•          Company. “Company” means ING North America Insurance Corporation, a Delaware corporation and any successor in interest thereto.

•          Company Stock. “Company Stock” means American Depositary Shares of ING Groep N.V., the Netherlands corporation which is the parent company of the Company and the other Participating Employers, each of which represents one ordinary share of common stock.

•          Compensation. “Compensation” of a Participant for purposes of the Plan means the sum of his or her base pay, overtime, commissions, sales bonuses or commissions, short term incentive awards, performance based spot bonuses, shift differential, any paid time off (PTO) payment included in a Participant’s paycheck through his or her last pay period of active employment, education or training related bonuses (such as Life Office Management Association or actuarial bonuses) paid by an Employer and any deferrals excluded from his or her income under Code Section 125, 132(f)(4) and 401(k) and that is paid through the Participating Employer’s payroll system.

(a)

Exclusions. All other items of compensation are excluded including, but not limited to, any compensation deferred under a nonqualified deferred compensation plan either at the time deferred or at the time it is paid, stock based compensation, business allowances (except as specifically described in the preceding sentences of this definition, stay bonuses, sign-on bonuses, temporary cost of living adjustments, long term incentive awards, employer contributions to any retirement or welfare plan, and any severance or salary continuation payments or benefits, and compensation not paid through the Company’s or Participating Employer’s U.S. payroll system.

(b)

Military Service. For the Participant who resumes Employment after a period of unpaid military leave covered by the USERRA, the Plan will impute Compensation in the amount he or she would have received if he or she had remained in active Employment, based on his or her base rate of pay in effect when he or she began his or her leave and taking into account any salary adjustment and/or promotion he or she would have received during the period of military leave, or if that pay rate cannot be determined with certainty, the Plan will treat him or her as having Compensation equal to the amount he or she received during the 12-month period immediately preceding his or her leave, or during the entire period of his or her Employment if shorter than 12 months.

(c)	Section 401(a)(17). Each Participant’s Compensation will be limited to $200,000 (as indexed under Code §401(a)(17)) for each Plan Year for all purposes under the Plan.
(d)

Compensation from a Controlled Group Member. Compensation paid by a Controlled Group Member or other entity that is not a Participating Employer or paid by a Controlled Group Member before the Controlled Group Member adopted this Plan will not be treated as Compensation. Also excluded is any compensation that is not paid through the Company’s U.S. payroll system.

(e)

Testing Definition. For purposes of applying the limits under Code §§401(a)(4), 401(k), 401(m) and 415 and determining the Highly Compensated Employees, “Compensation” shall mean (1) the sum of (A) the Participant’s wages within the meaning of Code §3401(a) and all other compensation paid by the Affiliates to, or on behalf of, the Participant for each Plan Year that is reportable as “wages, tips and other compensation” on Federal Form W-2 or such other form as the Affiliates are required to provide the Participant under Code §§3401(a), 6041(d),

6051(a)(3) and 6052, and (B) the Participant’s Salary Reduction Contributions under this Plan, any elective deferrals under any other Code §401(k) plan maintained by an Affiliate that are excludible from income under Code §402(e)(3), any contributions made on such Participant’s behalf by an Affiliate to a Code §125 cafeteria plan pursuant to a salary reduction agreement that are excludible under Code §125; and any other contributions or deferrals excludible under Code §§402(h), 403(b), 414(h)(2), 457(b) or 132(f)(4), or (2) any other definition that meets the applicable requirements of the Code and Treasury regulations. The Plan will apply the assumptions described in subparagraph (b), Military Service, for purposes of Code §415.

•          Controlled Group. means all of the Participating Employers and the Controlled Group Members.

•          Controlled Group Member. “Controlled Group Member” means with respect to a Participating Employer (a) each member of the group of corporations under at least 80 percent common control by or with the Participating Employer, within the meaning of Code §414(b); (b) each incorporated or unincorporated trade or business under common control with the Employer, within the meaning of Code §414(c); (c) each organization that is within an affiliated service group with the Participating Employer, within the meaning of Code §414(m); (d) and any entity required to be aggregated with the Participating Employer under Code §414(o). For purposes of Plan Section 5.1, in applying the provisions of this Section 2.16, Code §§414(b) and (c) are deemed to be modified as provided in Code §415(h).

•          Domestic Partner. “Domestic Partner” means an individual identified by the Participant either on a form provided for this purpose by a Participating Employer or under a State registration program as his or her partner. Such designation must be on file with the Administrative Delegate or the State at the time of death to be effective.

•          Eligible Employee. “Eligible Employee” means each Employee of a Participating Employer other than an Employee who is (a) a member of a unit of employees covered by a collective bargaining agreement between an employee representative and a Participating Employer, unless otherwise provided in the agreement or agreed to by the Employer and the union, (b) an individual who is classified on the payroll of a Participating Employer as a “temporary” employee, (c) a nonresident alien receiving no earned income for the performance of services from a Participating Employer or Controlled Group Member that constitutes earned income from sources within the United States, unless (i) a certificate of coverage has been filed with the Social Security Administration on behalf of the employee under Section 233 of the Social Security Act, or (ii) the employee has been designated as an Eligible Employee by a Participating Employer and is paid through the U.S. payroll of a Participating Employer, (d) an employee whose principal worksite is outside the U.S., unless the Employee is paid through the U.S. payroll of a Participating Employer, (e) an Employee of an Affiliate who is seconded to a Participating Employer irrespective of whether such Employee is paid through a U.S. payroll of a Participating Employer, and (f) Statutory Employee.

An individual is not an Eligible Employee after his or her Termination of Employment.

•          Employee. means an individual who (a) is regularly employed by a Participating Employer or Controlled Group Member as a common-law employee, and (b) has FICA taxes withheld by a Participating Employer or Controlled Group Member.

Under no circumstances will the following individuals be treated as an Eligible Employee even if such individuals are treated as “employees” of a Participating Employer as a result of common law principles or the leased employee rules under Code §414(n): an individual who performs services for a Participating Employer, but who is not classified as an employee on the payroll of such Participating Employer and with respect to whom no FICA taxes are withheld by such Participating Employer, for example, a Leased Employee. Further, if an individual performing services for a Participating Employer is retroactively reclassified as an “employee” of a Participating Employer for any reason (except voluntarily by the Participating Employer to correct an inadvertent payroll classification error), such reclassified individual shall not be treated as an Eligible Employee for any period prior to the actual date (and not the effective date) of such reclassification.

•          ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974 as amended, and the regulations promulgated thereunder, or any successor statute and, if an amendment to ERISA renumbers a section of ERISA referred to in this Plan, any such reference to such section automatically shall become a reference to such section as renumbered.

•          Excess Deferrals. “Excess Deferrals” means the amount of Salary Reduction Contributions for a calendar year that the Participant claims as excess pursuant to the procedure set forth in Section 5.3(a) because the total amount deferred for the calendar year exceeds $15,000 (indexed for inflation for calendar years after 2008) or such other limit imposed on the Participant for that year under Code §402(g).•          Exempt Loan. “Exempt Loan” means a direct or indirect extension of credit to the Plan that is not prohibited by Code §4975, subject to the following:

(a)	The Exempt Loan may be made or guaranteed by either a party in interest (as defined in §3(14) of ERISA) or disqualified person (as defined in Code §4975).
(b)

The proceeds of the Exempt Loan must be used solely, and within a reasonable time after receipt, to acquire Company Stock for the Unallocated Reserve, or to repay such Exempt Loan, or to repay a prior Exempt Loan, or for any combination of the foregoing purposes.

(c)	The Exempt Loan must be without recourse against the Trust Fund except that:
(1)	The Company Stock acquired with the proceeds of the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt Loan, and
(2)

Any Company Stock which was acquired with the proceeds of a prior Exempt Loan which was repaid with the proceeds of the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt Loan, and

(3)

Any cash contributions made to the Plan that are made for the purpose of satisfying the Plan’s obligations under the Exempt Loan (and earnings thereon) may be pledged or otherwise used to secure repayment of the Exempt Loan, and

(4)	The unallocated earnings attributable to unallocated shares of Company Stock acquired with the proceeds of an Exempt Loan may be pledged or otherwise used as security for the Exempt Loan.
(d)	The Exempt Loan must provide for principal and interest to be paid over a specific term.
(e)

The number of shares which shall be so released from the Unallocated Reserve for a particular Plan Year shall equal the number of shares of Company Stock held in the Unallocated Reserve immediately before the release of any shares for the Plan Year multiplied by a fraction with a numerator equal to all principal and interest payments made on the Exempt Loan for said Plan Year and a denominator equal to the total principal and interest to be paid under the Exempt Loan for the current Plan Year and all subsequent years. The number of future years for which principal and interest are payable under the Exempt Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the loan is variable, the amount of future interest payable shall be calculated by using the interest rate in effect on the last day of the current Plan Year.

(f)

The rate of interest (which may be fixed or variable) on the Exempt Loan must not be in excess of a reasonable rate of interest considering all relevant factors including (but not limited to) the amount and duration of the loan, the security given, the guarantees involved, the credit standing of the Plan, the Company, and the guarantors, and the generally prevailing rates of interest.

(g)

In the event of default upon an Exempt Loan, the fair market value of Company Stock and other assets which can be transferred in satisfaction of the loan must not exceed the amount of the loan. If the lender is a party in interest (as defined in ERISA) or disqualified person (as defined in the Code), the loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to satisfy the payment schedule of the Exempt Loan.

(h)

For purposes of subsection (e), a loan payment shall be considered to be made for a Plan Year if the Company so determines and the loan payment is made within a reasonable time after the close of such Plan Year.

•          Five-Year Break. “Five-Year Break” means five consecutive One-Year Breaks, which will cause the nonvested Participant to lose his or her pre-break Vesting Service.

•          Highly Compensated Employee. “Highly Compensated Employee” means an Employee described in (a) or (b):

(a)	The Employee at any time during the current or prior Plan Year was a 5% owner as defined in Code §416(i)(1).
(b)	The Employee received Compensation in excess of $80,000 (indexed in accordance with Code §415(d)) for the prior Plan Year and was a member of the top-paid group.

The determination of which employees are Highly Compensated Employees is subject to Code §414(q) and any regulations, rulings, notices or procedures under that Code section. The top-paid group consists of the top 20% of employees ranked on the basis of Compensation received during the applicable Plan Year. For purposes of determining the number of employees in the top-paid group, the following employees are excluded: (i) employees who have not completed 6 months of service, (ii) employees who normally work less than 17½ hours per week, (iii) employees who normally work less than 6 months during any year, (iv) employees who have not attained age 21, and (v) except to the extent provided in regulations, employees who are included in a unit of employees covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and an Affiliate and that does not provide for participation in this Plan.

•          Hours of Service. “Hours of Service” means the following hours that are credited for vesting purposes.

(a)	Periods of Credit. Hours of Service will be credited for the following:
(1)	Working Time. Each hour for which the employee is paid or entitled to payment by a Participating Employer for the performance of duties.
(2)

Paid Time Off. Each hour for which the employee is paid or is entitled to payment by an Participating Employer on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty, or leave of absence, whether or not his or her employment has terminated.

(3)	Back Pay. Each hour for which back pay, without regard to mitigation of damages, is either awarded or agreed to by a Participating Employer.
(b)	Periods of No Credit. Hours of Service will not be credited for the following:
(1)

Unpaid Time Off. Periods during which the employee is neither paid nor entitled to payment from a Participating Employer, except that the Plan will credit up to 501 hours for a single continuous period during which no duties are performed because of a parental or FMLA leave described in subsection (d), or an approved leave of absence.

(2)

Statutory Payments. Hours for which payment is made or due under a plan maintained solely for the purpose of complying with workers compensation, unemployment compensation, or disability insurance laws.

(3)	Double Back Pay. Back pay where credit has already been given for the hours to which the back pay relates.
(4)	Medical Expenses. A payment that solely reimburses an employee for medical or medically related expenses incurred by him.
(c)

Crediting Hours of Service. Hours of Service will be credited to the Plan Year in which the duties to which they relate are performed, or the period when no duties are performed, as applicable. The Plan will use payroll records to determine Hours of Service for each employee for whom the Participating Employer records actual hours worked. For the employee for whom the Participating Employer does not record actual hours worked, the Plan will credit the hours for each payroll period in which he or she works at least one Hour of Service or for which he receives any Compensation in accordance with the following based on the payroll schedule of the employee: 95 Hours of Service for each semi-monthly payroll period.

(d)

Parental or FMLA Leave. The Plan will treat as Hours of Service periods during which an employee is absent from work by reason of a parental leave (caused by pregnancy, child birth, child adoption, and/or child care immediately following birth or adoption) or a leave protected under the Family and Medical Leave Act of 1993, as amended. The number of Hours of Service credited to the employee will be the number of hours that would have been credited if the absence had not occurred, or if such number cannot be determined, then 8 Hours of Service will be credited for each day of the absence, but in no event will the total number of such Hours of Service exceed 501. Such Hours of Service will be credited to the Plan Year in which the absence begins only to the extent that credit is necessary to achieve 1,000 Hours of Service in that Plan Year; otherwise, credit will be given in the immediately following Plan Year provided the leave extends into this Plan Year. No credit will be given under this subsection (d) unless the employee timely provides to the Plan Administrator all information reasonably required to establish that the absence is for a reason described in this subsection (d), and the number of days of absence attributable to such reason.

(e)

Transfers. The Plan will grant Hours of Service for Vesting Service for employment with a Controlled Group Member, under the same rules that would have applied if each such Controlled Group Member had been a Participating Employer.

(f)

Leased Employees. Leased Employees will be treated as employees to the extent required under Code §414(n), and if a Leased Employee becomes an Employee, the Plan will give him or her vesting credit for Hours of Service for the period when he or she worked as a Leased Employee, as if he or she had been an Employee during that period. Notwithstanding the foregoing, the Plan will not give such credit if (i) the Leased Employee was covered by a money purchase pension plan sponsored by the leasing organization, with 10 percent contributions and immediate participation and vesting, and (ii) Leased Employees constitute no more than 20 percent of the Control Group’s nonhighly compensated employees.

•          Leased Employee. “Leased Employee” shall mean any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person has performed services for the recipient (or for the recipient and related persons determined in accordance with Code §414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under the recipient’s primary direction or control.

•          Matching Account. “Matching Account” means the bookkeeping account described in Plan Section 6.1(b).

•          Matching Contributions. “Matching Contributions” means the contributions made by the Company pursuant to Section 4.4 of the Plan.

•          Named Fiduciary. The Company is the “Named Fiduciary” for purposes of ERISA. Each Participant or Beneficiary is a “Named Fiduciary” with respect to the exercise of voting and tender or exchange offer rights with respect to shares of Company Stock held as part of his or her Account and with respect to any investment directions he or she makes with respect to the investment of his or her Accounts. Other persons are also Named Fiduciaries under ERISA if so provided by said Act or if so identified by the Company. Such other person or persons shall have such authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan, as may be provided by ERISA or as may be delegated by the Company.

•          Non-Highly Compensated Employee. “Non-Highly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

•          Normal Retirement Age. “Normal Retirement Age” is age 65 unless otherwise specified in an Appendix.

•          One-Year Break. “One-Year Break” means a Plan Year during which the Participant earns or is credited with fewer than 501 Hours of Service.

•	Participant. “Participant” means an individual described as such in Article III.

•          Participating Employer. The Company is a Participating Employer in the Plan. Any other Controlled Group Member may also become a Participating Employer effective as of a date specified by it in its adoption of the Plan. The Participating Employers as of January 1, 2008, are listed in Schedule 1.

•          Plan. The Plan means the ING Americas Savings Plan and ESOP, as set forth in this document and all amendments to this document.

•          Plan Year. The “Plan Year” is the 12-consecutive-month period commencing on January 1.

•          Profit Sharing Account. “Profit Sharing Account” means the bookkeeping account described in Section 6.1(g).

•          Profit Sharing Contribution. “Profit Sharing Contribution” means any payment by a Participating Employer to the Trust Fund in accordance with Plan Section 4.9.

•          Qualified Matching Contributions. “Qualified Matching Contributions” has the meaning ascribed to such term in Section 4.8.

•          Qualified Non-Elective Contributions. “Qualified Non-Elective Contributions” has the meaning ascribed to such term in Section 4.8.

•          QNEC/QMAC Account. “QNEC/QMAC Account” means the bookkeeping account which is described in Section 6.1(f).

•          Representative Contribution Rate. “Representative Contribution Rate” has the meaning ascribed to such term in Section 4.8.

•          Rollover Account. “Rollover Account” means the bookkeeping account which is described in Section 6.1(d).

•          Rollover Contributions. “Rollover Contribution” means a Participant’s rollover contribution and/or direct rollover of an eligible rollover distribution from a qualified plan described in Code §§401(a) or 403(a) an annuity contract described in Code §403(b), an eligible plan under Code §457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state an individual retirement account or annuity described in Code §408(a) or Code §408(b) (excluding after tax employee contributions).

•          Salary Reduction Account. “Salary Reduction Account” means the bookkeeping account which is described in Section 6.1(a).

•          Salary Reduction Contribution. A “Salary Reduction Contribution” means that part of a Participant’s Compensation contributed to this Plan on his or her behalf under Plan Section 4.5 and which is not intended to be includible in his or her gross income for federal income tax purposes solely by reason of the application of Code §401(k) to such contribution.

•          Spouse. “Spouse” means the individual to whom the Participant is legally married. In the event of a dispute, such status will be determined in accordance with applicable laws of the Participant’s state of domicile, but not if such marriage is a violation of federal law, including but not limited to, the Defense of Marriage Act.

•          Statutory Employee. “Statutory Employee” means an individual who is treated as a statutory employee of a Participating Employer or an Affiliate under Code §7701(a)(20), including, but not limited to, a field agent, a career agent, an account representative or similar commission-based statutory employee.

•          Termination of Employment. “Termination of Employment” means the later of the date the Employee ends his or her employment with all Participating Employers and Controlled Group Members for any reason or the Employee has a “severance from employment” within the meaning of Code §401(k).

•          Trust Agreement. A “Trust Agreement” or “Trust” is an agreement entered into between the Company and a Trustee pursuant to Section 10.2.

•          Trustee. The “Trustee” is the trustee or trustees appointed and acting from time to time under the Trust Agreement for the purpose of holding, investing, and disbursing all or a portion of the Trust Fund as directed by the Company with respect to Company Stock, the Committee with respect to all other investments, or a delegate of the Company or the Committee, as applicable.

•          Trust Fund. “Trust Fund” means the aggregate of assets described in Section 10.1.

•          Unallocated Reserve. “Unallocated Reserve” means that portion of the Trust Fund which consists of shares of Company Stock (and dividends and any other earnings attributable thereto) acquired with the proceeds of an Exempt Loan and held in suspense pending allocation to Participants’ Accounts pursuant to Article IV.

•          Valuation Date. “Valuation Date” means the date on which the Trust Fund and Accounts are valued as provided in Article VI. Each business day of the Plan Year is a “Valuation Date”.

•          Vesting Service. Years of Vesting Service (or Vesting Service) means each Plan Year for which the Employee earns at least 1,000 Hours of Service, subject to the following rules:

(a)

Service With a Controlled Group Member. Each Employee will receive credit for Vesting Service for the period when he or she was employed by any Controlled Group Member, whether or not it has adopted the Plan, as if that Controlled Group Member was a Participating Employer, beginning on the date the entity became a Controlled Group Member. Credit shall be given for all periods during which the employee is employed by the Company or an affiliate, irrespective of status as a common law employee or as a Statutory Employee or otherwise, to the extent required by ERISA and the Code.

(b)

Service With Entity Before it Became a Controlled Group Member. An Employee will not receive credit for Vesting Service for any service with an entity before it became a Controlled Group Member except to the extent required by law. The Company, acting through the Board, will determine any Vesting Service to be credited for periods of service with an entity before it became a Controlled Group Member, to the extent credit is not required by law. Such credit will be described in an Appendix to the Plan. Each Employee of ING Advisors Network as of March 1, 2001 who was (prior to March 1, 2001) a participant in the FNIC 401(k) Savings and Investment Plan shall receive Vesting Service under this Plan equal to his or her vesting service under the FNIC 401(k) Savings and Investment Plan.

(c)

Military Service. An Employee will receive credit for Vesting Service as if his or her active employment had continued during the period of his or her military service covered by USERRA, but only if he or she retains statutory reemployment rights and resumes employment as provided for by USERRA.

(d)

Five Year Break. The nonvested Employee who incurs a Five-Year Break will lose credit for all Vesting Service completed before the Five-Year Break. The vested Employee will retain credit for all Vesting Service completed before a One-Year Break regardless of the number of his or her One-Year Breaks; provided the Participant was vested before such One-Year Break. A Participant who has an Hour of Service on or after January 1, 2006, and who makes or has made Salary Reduction Contributions shall be treated as a vested Employee for purposes of this Section 2.55(d).

(e)

Leaves of Absence. Vesting Service will include up to 501 Hours of Service during a period of unpaid absence that is approved under the Participating Employer’s standard, uniformly-applied personnel policies, including but not limited to, a leave of absence under the FMLA, as described in Section 2.25(d).

(f)	Paid Time Off. An employee will not receive vesting credit for Compensation paid for unused paid time off accrued as of his or her Termination of Employment.
(g)

Service Before 2002. Notwithstanding any Plan provision to the contrary, a Participant’s Years of Vesting Service before January 1, 2002 will equal his or her whole years of Vesting Service completed under this Plan as of December 31, 2001, plus, if a Participant’s Years of Vesting Service are determined for periods before January 1, 2002 using the elapsed time method of crediting service, the Participant will receive an additional year of Vesting Service for the period beginning on the day after the 2001 anniversary of his or her date of employment and ending December 31, 2001 provided he or she completes at least one Hour of Service during that period.

•

PLAN PARTICIPATION

•          Automatic Enrollment. An Eligible Employee hired on or after March 1, 2008, shall be automatically enrolled in the Plan and have Salary Reduction Contributions made pursuant to Plan Section 4.2, effective as of such Eligible Employee’s date of hire.

•          Participation Election Form. An Eligible Employee hired prior to March 1, 2008 or an Eligible Employee hired on or after March 1, 2008 who makes a withdrawal election pursuant to Section 4.1 must complete an election form provided by the Administrative Delegate for this purpose and file it in a timely manner with the Administrative Delegate as a condition to becoming a Participant. The Eligible Employee may be required to provide such information on that form as the Administrative Delegate shall deem relevant, including the designation of a Beneficiary and a Salary Reduction Contribution election. Such election form may be completed electronically or as otherwise provided by the Administrative Delegate, and enrollment performed electronically shall have the same force and effect as if performed on paper.

•          Transfers Between Eligible Employee and Statutory Employee Status. An Eligible Employee who transfers to Statutory Employee status will cease to be an Eligible Employee and shall cease to be an active Participant in the Plan as of the effective date of such transfer. A Statutory Employee of a Participating Employer who transfers to Eligible Employee status shall commence participation in the Plan under Plan Section 3.1 or 3.2 as of the effective date of his or her date of transfer to Eligible Employee status.

•          Duration of Participation. A Participant shall continue to be such until the later of (i) the Participant’s Termination of Employment, or (ii) the date all benefits, if any, to which he or she is entitled hereunder have been distributed from the Trust Fund.

•

AUTOMATIC ENROLLMENT; 401(K) AND ESOP PROVISIONS

•          Automatically Enrolled Participants. A Participant hired on or after March 1, 2008, shall be automatically enrolled in the Plan effective as of his or her date of hire with a Participating Employer. The amount of his or her Salary Reduction Contribution shall equal 3% of Compensation for the first full year of participation, and the deferral percentage shall increase each Plan Year thereafter at the rate of 1%, until the deferral equals 6%. Upon reaching 6%, no further automatic increases shall apply to the deferral percentage. Notwithstanding the foregoing, a Participant who has been automatically enrolled in the Plan under this Section 4.1 may change the percentage of Compensation contributed as a Salary Reduction Contribution amount at any time pursuant to the provisions of Section 4.2 and a Participant who makes such a change shall no longer be treated as automatically enrolled pursuant to this Section 4.1. A Participant who is automatically enrolled pursuant to this Section 4.1 may elect within 90 days after the pay date on which a Salary Reduction Contribution has first been withheld from his or her compensation, to cease participation in the Plan and receive a distribution of all amounts deferred pursuant to this Section 4.1, adjusted for any investment gains or loses thereon. A withdrawal election shall be effective on the last day of the payroll period that begins after the date the election is made. A Participant electing such a withdrawal shall be treated as having elected to stop making Salary Reduction Contributions. The Committee or the Administrative Delegate will provide such notice of the automatic enrollment, withdrawal right and default investment option as is required under Code §414(w).

•          Salary Reduction Contributions. Each Participant, including a Participant is automatically enrolled under Section 4.1, may elect to make or change the amount of his or her Salary Reduction Contributions, subject to the following:

(a)

A Participant may choose the amount, if any, by which his or her Compensation shall be reduced; provided, however, in no event shall the amount (determined without regard to any Catch-up Contributions described in Section 4.3) exceed 50% of his or her Compensation. A Participant may modify such election at any time.

(b)

Each Participant’s Participating Employer will make a cash contribution to the Plan equal to his or her Salary Reduction Contributions, and that contribution will be allocated to his or her Salary Reduction Account.

(c)

A Participant’s total Salary Reduction Contributions under this Plan and “elective deferrals” within the meaning of Code §402(g) under all other qualified plans, contracts and arrangements maintained by the Company or any other Affiliate during any calendar year (except to the extent contributions are refunded to reduce a Code §415 excess under Section 5.1 or other plans) shall not exceed the annual dollar limit under Code §402(g). In the event that a Participant’s Salary Reduction Contributions together with other elective deferrals exceed this limitation, the Participant may request a refund (or under certain circumstances shall be deemed to have made a request for a refund) under Section 5.3 and the excess shall be refunded in accordance with Section 5.3. Any “elective deferrals” within the meaning of Code §402(g) made for a calendar year on behalf of a Participant under plans or contracts of an employer that is not an Affiliate (for example, another employer’s Code §401(k) plan or tax sheltered annuity) also shall be added to his or her Salary Reduction Contributions and other deferrals for purposes of the limitations under this Section 4.2(c).

(d)

Salary Reduction Contribution elections are subject to rules established by the Committee or Administrative Delegate. Notwithstanding anything herein to the contrary, elective Salary Reduction Contribution and Catch-Up Contribution elections must be made in advance of the date such contributions are deducted from a Participant’s Compensation.

(e)

A Participant who elects a withdrawal pursuant to Section 4.1 will be deemed to have made an affirmative election to cease all Salary Reduction Contributions to the Plan, but may change his or her election at any time.

•          Catch-Up Contributions. All Participants who are eligible to make Salary Reduction Contributions to this Plan and who have attained age 50 before the close of a Plan Year shall be eligible to make Catch-Up Contributions for such Plan Year in accordance with, and subject to the limitations of, Code §414(v). A Participant electing to make Catch-Up Contributions shall do so by completing the form required by the Committee or the Administrative Delegate. Such Catch-Up Contributions shall begin as soon as possible after receipt of such required forms. Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code §§ 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code §§ 401(k)(3), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions. Catch-Up Contributions (and investment gains or losses or such contributions) shall be credited to a Participant’s Catch-Up Account.

•          Matching Contributions. For each pay period, the Company or Participating Employers shall contribute, in cash, the amount of Matching Contribution required with respect to that pay period. The amount required to be contributed and allocated to each Participant’s Matching Account shall equal 100% of such Participant’s Salary Reduction Contribution but not in excess of 6% of Compensation. Salary Reduction Contributions in excess of 6% of Compensation in the pay period shall not be matched. Further, any contribution that, at the time it is made, is intended as a Catch-Up Contribution under Section 4.3 or Code §414(v) shall not be matched regardless of whether the contribution is treated as a contribution under Code §414(v) at the end of the Plan Year.

•          Military Make-Up Contributions. An Employee shall be permitted to make Salary Reduction Contributions and receive Matching Contributions for the period of his or her military service covered by USERRA to the extent required under Code §414(u)(2), but only if he or she retains statutory reemployment rights and resumes employment as provided by USERRA.

•          Time of Contributions. Contributions made by or on behalf of the Company or a Participating Employer under this Plan for a Plan Year, other than Salary Reduction Contributions and Catch-Up Contributions, shall be paid to the Trustee at such times as the Company determines in its absolute discretion, but in no event later than the due date (including extensions) of the Company’s or such Participating Employer’s federal income tax return for its taxable year ending with or within such Plan Year. Salary Reduction Contributions and Catch-Up Contributions must be made as soon as administratively possible, but in no case later than the fifteenth business day of the month following the month in which the payroll withholding occurred.

•          No After-Tax Contributions. Contributions to the Plan by Participants on or after-tax basis are not permitted.

•          Additional Cash Contributions. The Company or a Participating Employer may contribute cash for a “qualified non-elective contribution” or “qualified matching contribution” (as such terms are defined in Treas. Reg. 1.401(k)-1(g)(13)), for purposes of helping satisfy the average deferral percentage requirements of Section 5.2 and Code §401(k). The Committee or Administrative Delegate will determine which Non-Highly Compensated Employees will receive such allocations, and the amounts thereof. Such amounts are fully vested without regard to length of service, and may not be distributed prior to the Participant’s Termination of Employment or attainment of age 59½, whichever occurs first. Notwithstanding the foregoing, Qualified Non-Elective Contributions shall not be taken into account for a Plan Year for a Non-Highly Compensated Employee to the extent that such contributions exceed the product of that Non-Highly Compensated Employee’s Compensation and the greater of (a)5%, or (b) two times the Plan’s Representative Contribution Rate. However, Qualified Non-Elective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Pub. L. 71-798, Service Contract Act of 1965 (79 Stat. 1965), Pub. L. 89-286, or similar legislation may be taken into account to the extent such contributions do not exceed 10% of that Non-Highly Compensated Employee’s Compensation.

Qualified Non-Elective Contributions taken into account under the average contribution percentage test (including contributions taken into account for purposes of determining the Plan’s Representative Contribution Percentage for that test) may not be taken into account for either the average deferral percentage test or the determination of the Plan’s Representative Contribution Rate for purposes of determining the use of Qualified Non-Elective Contribution sunder the average deferral percentage test. Similarly, Qualified Non-Elective Contributions taken into account under the average deferral percentage test (including contributions taken into account for purposes of determining the Plan’s Representative Contribution Percentage for that test) may not be taken into account for either the average contribution test or the determination of the Plan’s Representative Contribution Rate for purposes of the average contribution percentage test.

The Plan’s “Representative Contribution Rate” for a Plan Year is the lowest Applicable Contribution Rate of any eligible Non-Highly Compensated Employee among the group of eligible Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees for the Plan Year or, if greater, the lowest Applicable Contribution Rate of any eligible Non-Highly Compensated Employee in the group of all eligible Non-Highly

Compensated Employees for the Plan Year who are employed by the Employer on the last day of the Plan Year.

The “Applicable Contribution Rate” for any eligible Non-Highly Compensated Employee is:

(a)

For purposes of the average deferral percentage test, the sum of the Qualified Matching Contributions taken into account for that purpose for the Non-Highly Compensated Employee for the Plan Year and the Qualified Non-Elective Contributions made for the eligible Non-Highly Compensated Employee for the Plan Year, divided by the eligible Non-Highly Compensated Employee’s Compensation for the same period; and

(b)

For purposes of the average contribution percentage test, the sum of the Matching Contributions taken into account for that purpose for the Non-Highly Compensated Employee for the Plan Year and the Qualified Non-Elective Contributions made for the eligible Non-Highly Compensated Employee for the Plan Year, divided by the eligible Non-Highly Compensated Employee’s Compensation for the same period.

Qualified Matching Contributions may be taken into account to satisfy the average deferral percentage test only to the extent that such contributions are matching contributions that are not precluded from being taken into account under the average contribution percentage test as a disproportionate contribution under the rules of Treasury Regulation § 1.401(m)-2(a)(5)(ii).

Qualified Non-Elective Contributions and Qualified Matching Contributions may not be taken into account for more than one purpose under the Plan pursuant to Treasury Regulation § 1.401(k)-2(a)(6)(vi) and § 1.401(m)-2(a)(6)(vi).

•	Profit Sharing Contributions.
(a)

General. Subject to the rules and limitations set forth in this Plan, the Board in its absolute discretion shall determine the amount, if any, that will be contributed by the Company or the Participating Employers as the Profit Sharing Contribution for each Plan Year. Such contributions, if any, shall be made as of the last day of such Plan Year.

(b)

Allocation. The Profit Sharing Contribution, if any, made under this Section 4.9 for each Plan Year shall be credited as of the last day of such Plan Year to the Profit Sharing Account of each Participant in the same proportion that the Compensation of each such Participant for such Plan Year bears to the total Compensation of all such Participants for such Plan Year.

•          Company Chargeback for Company Matching, Profit Sharing or Other Contributions to the Plan. Notwithstanding anything to the contrary in this Plan, if the Company in its absolute discretion chooses to make any Matching, Profit Sharing or other contributions called for under this Plan on behalf of the Participating Employers, it may in its sole discretion charge (for financial accounting purposes) each Participating Employer with its allocable portion of such contributions (and the amounts applied to reduce such contributions pursuant to Section 8.2(b)(3)) in accordance with such procedures as the Company in its absolute discretion deems appropriate.

•          Leveraged Stock Acquisitions. Upon direction by the Company, the Trustee is authorized to enter into one or more Exempt Loans. The proceeds of any Exempt Loan shall be used as provided in Section 2.22. All shares of Company Stock acquired with the proceeds of any Exempt Loan shall be credited to the Unallocated Reserve until such time as they are released pursuant to Section 2.22(e).

•          Leveraged ESOP Contributions. The Company and/or Participating Employers shall make sufficient cash contributions to enable the Trustee to pay any currently maturing obligations under an Exempt Loan, to the extent those obligations have not been paid with dividends pursuant to this Section 4.12. The Company and/or Participating Employers may also make additional cash contributions for the purpose of repaying the Exempt Loan more rapidly than is required under the terms of that loan. In the event the Company enters into an Exempt Loan, shares of Company Stock shall be released and allocated among Accounts as follows:

(a)

Allocations to Replace Dividends. If dividends paid on Company Stock held in Participants’ Accounts are used to make payments on an Exempt Loan or used to make distributions to Participants pursuant to Section 4.13(a)(1), there shall be allocated to each such Account an amount of Company Stock having a value equal to the amount of dividends so used. “Value” for this purpose shall be determined according to the closing price for the New York Stock Exchange composite transactions on the record date for the particular dividend.

(b)

Allocations Attributable to Matching Contributions. For each pay period there shall be allocated to each Participant’s Matching Account an amount of Company Stock having a value equal to the Matching Contributions described in Section 4.4 used to repay the Exempt Loan.

“Value” for purposes of determining allocations attributable to Matching Contributions shall be determined according to the closing price for the New York Stock Exchange composite transactions on the date as of which the allocation is made.

(c)

Allocations Attributable to Qualified Non-Elective Contributions. The Committee may direct that Company Stock will be allocated to provide Qualified Non-Elective Contributions for purposes of helping satisfy the average contribution percentage requirements of Section 5.4 and Code §401(m). The Committee will determine the Non-Highly Compensated Employees who will receive such allocations, and the amounts thereof. Such amounts are fully vested without regarding to length of service, and may not be distributed prior to the Participant’s Termination of Employment or attainment of age 59½, whichever occurs first.

(d)	Allocations Attributable to Profit Sharing Contributions. The Committee may direct that Company Stock will be allocated to provide the Profit Sharing Contribution described in Section 4.9.

If the value of Company Stock available for allocation required under this Section 4.12 is less than the amount required to complete all allocations required under this Section, additional amounts of Company Stock shall be released from the Unallocated Reserve in an amount sufficient to complete allocations at the required level. If such advances occur during a Plan Year, the Company and/or Participating Employers shall make contributions such that the Trustees can make subsequent loan payments for that Plan Year in an amount sufficient so that the aggregate number of shares required to be released from the Unallocated Reserve for the entire Plan Year under Section 2.22(e) is equal to the aggregate number of shares actually released for the entire Plan Year.

•          Application of Dividends on Company Stock. Dividends on shares of Company Stock held in the Unallocated Reserve and on shares of Company Stock allocated to Accounts shall be applied as follows:

(a)

Dividends on Shares Held In Unallocated Reserve And On Allocated Shares Acquired Through Leveraged Stock Acquisitions. Dividends received on shares of Company Stock held in the Unallocated Reserve or on shares of Company Stock allocated to Accounts that were originally acquired with the proceeds of an Exempt Loan shall be applied as follows:

(1)

The Company may direct that all or a part of said dividends received during a Plan Year shall be distributed or allocated to Participant Accounts who received an allocation of Company Stock acquired pursuant to Plan Section 4.12, in accordance with Code §404(k). Participant’s who are fully vested in their allocation of Company Stock acquired pursuant to Plan Section 4.12 shall be given the ability to elect, at least annually, to receive said dividends in cash, with such cash distribution occurring no later than 90 days after the close of the Plan Year in which the dividends were received. In the event a Participant who is fully vested fails to timely make an election to receive his or her dividends in cash, and if a Participant is not 100% vested or received a hardship distribution from the Plan and is suspended from making Salary Reduction Contributions, his or her dividends shall be automatically reinvested in Company Stock, with such Company Stock being treated as if it had been acquired pursuant to Plan Section 4.12. Said distributions are made pursuant to Code §404(k)(2)(A)(ii), it being intended that the dividends will be deductible by the Company for federal income tax purposes.

(2)

Dividends remaining after the allocations in (1) will be used to pay principal and interest then due on the Exempt Loan used to acquire such shares. If the amount of such dividends exceeds the amount needed to pay such principal and interest, the excess shall be held in the Unallocated Reserve until it is needed to pay principal and interest due on such Exempt

Loan or, with the prior concurrence of the Company, the excess may be used to prepay principal on such Exempt Loan.

(b)

Dividends On All Other Shares Held In Accounts. Dividends on Company Stock originally acquired by the Plan from sources other than the Unallocated Reserve shall remain in the Accounts in which the shares are held, and may not be distributed at year-end or used for Exempt Loan payments. It is intended that the dividends will be deductible by the Company for federal income tax purposes.

•

LIMITS ON ALLOCATIONS AND BENEFITS

•          Code §415 Limit. Notwithstanding any provisions of the Plan to the contrary, allocations to Participants under the Plan shall not exceed the maximum amount permitted under Code §415. For purposes of the preceding sentence, the following rules shall apply unless otherwise provided in Code §415:

(a)	Except as provided under Section 4.2(c) and Code §414(v), the Annual Additions with respect to a Participant for any Plan Year shall not exceed the least of:
(1)	The dollar limit under Code §415(c)(1)(A), indexed for cost of living in accordance with Code §415, or
(2)	100% of the Compensation of such Participant for such Plan Year, or
(3)

such lesser amount as the Committee deems necessary or appropriate to satisfy the requirements of Code §415 (including any applicable transition rules) in light of the benefits, if any, accrued and the contributions, if any, made for such Participant under any other employee benefit plan maintained by an Affiliate.

The compensation limit referred to in (1) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code §401(h) or Code §419A(f)(2)) which is otherwise treated as an Annual Addition.

(b)

For purposes of this section, “Annual Additions” means the sum of the following amounts allocated to a Participant for a Plan Year under this Plan and all other defined contribution plans maintained by the Participating Employers:

(1)

Employer contributions. For this purpose, “employer contributions” means the sum of (i) dividends applied to make principal payments on Exempt Loans to the extent such payments are attributable to shares allocated to the Participant out of the Unallocated Reserve, (A reinvestment of dividends pursuant to a Participant’s election under Section 4.13 shall not be treated as an Annual Addition); (ii) Salary Reduction Contributions, other than (A) Salary Reduction Contributions refunded pursuant to Section 5.3 and (B) Catch-up Contributions; (iii) Profit Sharing Contributions, (iv) Matching Contributions; (v) Qualified Non-Elective Contributions; (vi) Qualified Matching Contributions; and (vii) any other cash contributions.

(2)

Forfeitures allocated in lieu of employer contributions; provided, however, that forfeitures attributable to Company Stock acquired with the proceeds of an Exempt Loan are Annual Additions only if the requirements of subsection (d) are not met.

(3)	Contributions applied to repay interest on an Exempt Loan shall be an Annual Addition for any Plan Year that the requirements of subsection (d) are not met.

An Annual Addition with respect to a Participant’s Accounts shall be deemed credited thereto with respect to a Plan Year if it is allocated to the Participant’s Accounts under the terms of the Plan as of any date within such Plan Year.

(c)

Corrections. If the Committee determines that the allocation of contributions to a Participant’s Accounts shall exceed the limitations set forth in this Section 5.1 for any Plan Year, the Committee shall correct such excess in the following steps:

(1)	by refunding any unmatched Salary Reduction Contributions and related investment earnings and gains, if any, attributable to such refunded contributions;
(2)

by refunding any matched Salary Reduction Contributions (and investment earnings and gains attributable to such contributions) and transferring the related Matching Contributions to a Code §415 suspense account;

(3)	by transferring any remaining excess to a Code §415 suspense account.

Amounts transferred to a Code §415 suspense account shall not be allocated to the Participant’s Accounts, but shall be held unallocated in a separate suspense account and shall be treated as either a Matching Contribution or a Profit Sharing Contribution for the next Plan Year (and each succeeding Plan Year, if necessary). The balance credited to the suspense account shall be returned to the Company in the event this Plan is terminated prior to the date the suspense account has been applied in accordance with this Section 5.1(c). Any Salary Reduction Contributions refunded under this Section 5.1(c) shall be disregarded for purposes of the Code §402(g) limitation under Section 5.3 and the Salary Reduction Contribution limitation under Section 5.2.

(d)

The requirements of this subsection are met with respect to a particular Plan Year if no more than one-third of the shares released from the Unallocated Reserve as a result of leveraged ESOP contributions under Section 4.12 are allocated to Highly Compensated Employees.

•          Adjustment Required by Code §401(k). If necessary to satisfy the requirements of Code §401(k), Salary Reduction Contributions shall be adjusted as follows:

(a)	If the requirements of either paragraph (1) or (2) are satisfied with respect to a Plan Year, then no further action is needed under this section:
(1)	The average deferral percentage of Highly Compensated Employees for the current Plan Year is not more than 1.25 times the average deferral percentage of Non-Highly Compensated Employees for the current Plan Year.

(2)

The excess of the average deferral percentage of Highly Compensated Employees for the current Plan Year over the average deferral percentage of Non-Highly Compensated Employees for the current Plan Year is not more than two percentage points, and the average deferral percentage of Highly Compensated Employees for the current Plan Year is not more than 2 times the average deferral percentage of Non-Highly Compensated Employees for the current Plan Year.

(b)	Average deferral percentages will be determined as follows:
(1)	A Participant’s deferral percentage for a Plan Year is the amount in (A) divided by the amount in (B):
(A)

Salary Reduction Contributions allocated to the Participant (excluding any Excess Deferrals distributed to Non-Highly Compensated Employees under Section 5.3), plus any additional cash contributions allocated as Qualified Non-Elective Contributions or Qualified Matching Contributions under Section 4.8.

(B)	The Participant’s Compensation.
(2)

The average deferral percentage for Highly Compensated Employees or Non-Highly Compensated Employees for a Plan Year is the average of the individual percentages for all such employees who were eligible to make Salary Reduction Contributions during that Plan Year, regardless of whether the individual made such contributions.

(3)	The individual and average deferral percentages shall be calculated to the nearest one-hundredth of one percent.
(4)

The deferral percentage for any Highly Compensated Employee will be determined as if all contributions made behalf of such Highly Compensated Employee during the same Plan Year under one, or more than one, other plan described in Code §401(k) maintained by an Affiliate had been made under this Plan.

(5)

If this Plan satisfies the coverage requirements of Code §410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the coverage requirements of Code §410(b) only if aggregated with this Plan, or if the Company chooses to aggregate with this Plan one or more other plans and together such plans satisfy the coverage requirements of Code §410(b), then this Section 5.2(b) will be applied as if all those plans were a single plan provided that each plan that is aggregated with this Plan has the same plan year and utilizes the same testing method as this Plan. Further, an ESOP and non-ESOP may be aggregated for purposes of performing the test described in this Section 5.2(b).

(6)

If the Plan applies Code §410(b)(4)(B) (exclusion of employees less than age 21 or without one year of service) for Code §410(b) testing purposes, the Plan will perform the average deferral percentage test of this Section 5.2(b) by disaggregating the Plan into two plans, one for Qualified Employees who are not age 21 by the end of the Plan Year or have not completed one year of service and one for all other Qualified Employees.

(c)	If neither of the requirements of subsection (a) is satisfied, then the Salary Reduction Contributions with respect to Highly Compensated Employees shall be reduced as follows:
(1)

Determine excess amount with respect to each Highly Compensated Employee. The Committee or Administrative Delegate will determine the maximum individual deferral percentage which could be allowed and still satisfy Sections 5.1(a)(1) or (a)(2). For each Highly Compensated Employee whose actual deferral percentage was higher than the maximum individual percentage, the Committee or Administrative Delegate will determine the amount of excess Salary Reduction Contributions (i.e. the amount by which the individual’s actual Salary Reduction Contribution exceeds what the individual’s Salary Reduction Contribution would have been if he or she had contributed the maximum permitted deferral percentage).

(2)

Add up excess amount for all Highly Compensated Employees. Rather than distributing the amounts determined in (1) to the individuals whose Salary Reduction Contributions exceeded the maximum permitted deferral percentage, these amounts will be added together to determine an aggregate amount of excess deferrals.

(3)

Distribute excess deferrals. The Committee or Administrative Delegate will reduce Salary Reduction Contributions of the Highly Compensated Employee whose Salary Reduction Contribution was the highest dollar amount by the amount required to cause his or her Salary Reduction Contributions to equal the amount contributed by the Highly Compensated Employee with the next highest dollar amount. The Committee or Administrative Delegate will continue making such reductions until the aggregate amount of reductions equals the total determined in (2). The Committee will distribute these reduction amounts in cash to the employees whose Accounts were reduced.

(d)

At any time during the Plan Year, the Committee may make an estimate of the amount of Salary Reduction Contributions by Highly Compensated Employees that will be permitted under this section for the year and may limit the Salary

Reduction Contributions for such employees to the extent the Committee determines in its sole discretion to be necessary to satisfy at least one of the requirements in subsection (a).

(e)

The amount by which Salary Reduction Contributions with respect to a Highly Compensated Employee are reduced pursuant to subsection (c) (adjusted for income or losses allocable thereto) shall be distributed to Participants on whose behalf such excess contributions were made no later than December 31 of the following Plan Year. Furthermore, the Committee shall attempt to distribute such amount by the applicable deadline in the following Plan Year to avoid the imposition on the Company of an excise tax under Code §4979. Income or losses allocable to excess Salary Reduction Contributions shall be the portion of the income or loss for the year for which the contributions were made which is determined by the Committee or Administrative Delegate to fairly reflect the portion of the Plan’s aggregate income or loss for said year properly attributable to the excess contributions using the “alternative method of allocating plan year income” pursuant to Treasury Regulation § 1.401(k)-2(b)(iv)(C). Any income or loss after the close of the year for which the contributions were made shall remain in the Fund and will not be distributed. The amount of excess Salary Reduction and income or losses allocable thereto which would otherwise be distributed pursuant to this subsection shall be reduced, in accordance with regulations, by the amount of Excess Deferrals and income or losses allocable thereto previously distributed to the Participant pursuant to Section 5.3 for the same Plan Year.

In the case of a Highly Compensated Employee who is an eligible employee in more than one plan of the Company or another Affiliate to which elective deferrals are made, the amount of the excess Salary Reduction Contributions apportioned for a Plan Year with respect to such Highly Compensated Employee shall not exceed the amount of Salary Reduction Contributions actually contributed to the Plan for the Highly Compensated Employee for the Plan Year.

(f)

No Matching Contributions will be provided with respect to excess Salary Reduction Contributions. Any Matching Contributions made with respect to Salary Reduction Contributions which are later determined to exceed the limitations under this section shall be forfeited and applied as provided in Section 8.2(b). The amount forfeited shall be adjusted for income or losses attributable thereto, determined as provided in subsection (e).

(g)

Notwithstanding the foregoing, if a Participant is eligible to make Catch-Up Contributions under Section 4.3 and Code §414(v), deferrals made on behalf of such Participant that would otherwise be treated as excess Salary Reduction Contributions under this Section 5.2 may be recharacterized as Catch-Up Contributions to the extent permitted under Code §414(v) or distributed under Section 5.2(e) as determined by the Committee .

•          Distribution of Excess Deferrals (Code §402(g)). Notwithstanding any other provisions of the Plan, Excess Deferrals for a calendar year shall be distributed no later than the following April 15 to Participants who claim such Excess Deferrals, subject to the following:

(a)

The Participant’s written claim, specifying the amount of his or her Excess Deferral for any calendar year, shall be submitted to the Committee or the Administrative Delegate no later than the March 1 following such calendar year. The claim shall include a written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Code §401(k), 403(b), or 408(k), exceed the limit imposed by Code §402(g) for the year in which the deferral occurred. In the absence of such a claim, the Committee or the Administrative Delegate may deem that such a claim has been made to the extent that Salary Reduction Contributions under the Plan exceed the Code §402(g) limit.

(b)	Excess Deferrals distributed with respect to a calendar year shall be adjusted as provided in Section 5.2(e) to include income or losses allocable thereto.
(c)

The amount of Excess Deferrals and income allocable thereto which would otherwise be distributed pursuant to this Section 5.3 shall be reduced, in accordance with regulations, by the amount of Excess Deferrals and income allocable thereto previously distributed to the Eligible Employee pursuant to Section 5.3 for the same year.

(d)

No Matching Contributions will be provided with respect to Excess Deferrals. Any Matching Contributions made with respect to Salary Reduction Contributions which are later determined to be Excess Deferrals shall be forfeited and applied as provided in Section 8.2(b). The amount forfeited shall be adjusted for income or losses attributable thereto, determined as provided in Section 5.2(e).

•          Adjustment Required by Code §401(m). After the provisions of Section 5.2 and Section 5.3 have been satisfied, the requirements of this section must also be met. If necessary to satisfy the requirements of Code §401(m), Matching Contributions shall be adjusted as follows:

(a)	If the requirements of either paragraph (1) or (2) are satisfied, then no further action is needed under this section:
(1)

The average contribution percentage of Highly Compensated Employees for the current Plan Year is not more than 1.25 times the average contribution percentage of Non-Highly Compensated Employees for the current Plan Year.

(2)

The excess of the average contribution percentage of Highly Compensated Employees for the current Plan Year over the average contribution percentage of Non-Highly Compensated Employees for the current Plan Year is not more than two percentage points, and the average contribution percentage of Highly Compensated Employees for the current Plan Year is not more than 2 times the average contribution percentage of Non-Highly Compensated Employees for the current Plan Year.

(b)	Average contribution percentages will be determined as follows:
(1)	A Participant’s contribution percentage for a Plan Year is the amount in (A) divided by the amount in (B):
(A)	The sum of the following amounts allocated to the Participant:
(i)	Matching Contributions, reduced by any amount forfeited under Section 5.2 or Section 5.3.
(ii)	Any Qualified Non-Elective Contributions allocated in the form of Company Stock pursuant to Section 4.12(c).
(B)	The Participant’s Compensation.
(2)

The average contribution percentage for Highly Compensated Employees or Non-Highly Compensated Employees for a Plan Year is the average of the individual percentages for all such employees who were eligible for Matching Contributions during that Plan Year, regardless of whether the individual actually received Matching Contributions.

(3)	The individual and average contribution percentages shall be calculated to the nearest one-hundredth of one percent.
(4)

The contribution percentage for any Highly Compensated Employee will be determined as if all contributions made behalf of such Highly Compensated Employee during the same Plan Year under one, or more than one, other plan described in Code §401(m) maintained by an Affiliate had been made under this Plan.

(5)

If this Plan satisfies the coverage requirements of Code §410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the coverage requirements of Code §410(b) only if aggregated with this Plan, or if the Company chooses to aggregate with this Plan one or more other plans and together such plans satisfy the coverage requirements of Code §410(b), then this Section 5.4(b) will be applied as if all those plans were a single plan provided that each plan that is aggregated with this Plan has the same plan year and utilizes the same testing method as this Plan. Further, an ESOP and non-ESOP may be aggregated for purposes of performing the test described in this Section 5.4(b).

(6)

If the Plan applies Code §410(b)(4)(B) (exclusion of employees less than age 21 or without one year of service) for Code §410(b) testing purposes, the Plan will perform the average contribution percentage test of this Section 5.4(b) by disaggregating the Plan into two plans, one for Qualified Employees who are not age 21 by the end of the Plan Year or have not completed one year of service and one for all other Qualified Employees.

(c)

At any time during the Plan Year, the Committee or Administrative Delegate may make an estimate of the amount of Matching Contributions on behalf of Highly Compensated Employees that will be permitted under this section for the year and may reduce the Matching Contributions for Highly Compensated Employees to the extent the Committee or Administrative Delegate determines in its sole discretion to be necessary to satisfy at least one of the requirements in subsection (a).

(d)	If neither of the requirements of subsection (a) is satisfied, then Matching Contributions with respect to Highly Compensated Employees shall be reduced as follows:
(1)

Determine excess amount with respect to each Highly Compensated Employee. The Committee or Administrative Delegate will determine the maximum individual contribution percentage which could be allowed and still satisfy Section 5.4(a)(1) or (a)(2). For each Highly Compensated Employee whose actual contribution percentage was higher than the maximum individual percentage, the Committee or Administrative Delegate will determine the amount of excess contributions (i.e., the amount by which the individual’s actual Matching Contributions exceeds what they would have been if limited to the maximum permitted contribution percentage).

(2)

Add up excess amount for Highly Compensated Employees. Rather than distribute amounts determined in (1) to the individuals whose Matching Contributions exceeded the maximum permitted contribution percentage, these amounts will be added together to determine an aggregate amount of excess contributions.

(3)

Reduce Matching Contributions. The Committee or Administrative Delegate will reduce Matching Contributions of Highly Compensated Employees who received the highest dollar amount by the amount required to cause his or her Matching Contributions to equal the amount received by the Highly Compensated Employee with the next highest dollar amount. The Committee or Administrative Delegate will continue making such reductions until the aggregate amount of reductions equals the total determined in (2).

(e)	The reduction required by subsection (d) (adjusted for income or losses as provided in Section 5.2(e)) shall be subtracted from the Participant’s Matching Account and applied as follows:
(1)

The vested percentage of the excess amount shall be distributed to the Participant in the same manner described in Section 5.2(e). The vested percentage will be the percent that would have been vested if the Participant’s Termination of Employment had occurred on December 31 of the Plan Year for which the excess contributions were made.

(2)	The remainder of the excess amount shall be forfeited and applied as provided in Section 8.2(b).

In the case of a Highly Compensated Employee who is an eligible employee in more than one plan of the Employer to which matching contributions or employee contributions are made, the amount of the excess contributions apportioned for a Plan Year with respect to such Highly Compensated Employee shall not exceed the amount of Matching Contributions actually contributed to the Plan for the Highly Compensated Employee for the Plan Year.

Income or losses on refunded excess contributions shall be determined using the “alternative method of allocating plan year income” pursuant to Treasury Regulation § 1.401(m)-2(b)(iv)(C).

•

INDIVIDUAL ACCOUNTS,

•          Accounts for Participants. The following Accounts may be established under the Plan for a Participant:

(a)	A Salary Reduction Account shall be established for each Participant who elects or is deemed to have elected to make Salary Reduction Contributions.
(b)	A Catch-Up Account shall be established for each Participant who elects to make Catch-up Contributions.
(c)	A Matching Account shall be established to receive Matching Contributions allocations under Section 4.4 or Section 4.12.
(d)	A Rollover Account shall be established for each Participant who makes a Rollover Contribution under Section 6.4.
(e)	An After-Tax Account shall be established for each Participant on whose behalf the Plan holds any after-tax contributions contributed on or before December 31, 2001.
(f)	A QNEC/QMAC Account for any allocations made under Section 4.8.
(g)	A Profit Sharing Account shall be established for each Participant on whose behalf the Plan holds any Profit Sharing Contributions.
(h)	Additional Accounts shall be established as provided in any applicable Appendix.

More than one of any of the above types of Accounts may be established if required by the Plan or if considered advisable by the Committee or Administrative Delegate in the administration of the Plan. Except as expressly provided herein to the contrary, the Trust Fund shall be held and invested on a commingled basis, Accounts shall be for bookkeeping purposes only, and the establishment of Accounts shall not require any segregation of Trust Fund assets.

•          Investment of Accounts. Each Participant shall direct the investment of his or her Accounts, subject to the following:

(a)

The Committee shall determine the investment options which will be made available under the Plan from time to time, and may add or delete investment options, except for the Company Stock investment option which, consistent with the status of a portion of the Plan as an employee stock ownership plan, shall always be an investment option under the Plan, and the Committee shall have no discretion with respect to investments in or disposition of Company Stock.

(1)

Any allocations made pursuant to Section 4.12 shall be made in the form of Company Stock, and shall remain invested in Company Stock until such time as the Participant directs a transfer to another investment option.

Such Accounts may at any time be reinvested in Company Stock if so directed by the Participant. Company Stock for such reinvestment will be acquired on the open market rather than from the Unallocated Reserve.

(2)	A Participant’s Accounts may be invested in Company Stock or in other investment options, as directed by the Participant.
(3)

The investment options available under the Plan shall be described in such materials as the Committee deems suitable under the circumstances (including materials required to be disclosed under ERISA § 404(c)) and furnished by the Committee, the Administrative Delegate or the Plan’s recordkeeper to Participants from time to time.

(b)

A Participant shall direct the investment of his or her Accounts in accordance with such rules and regulations as the Committee or Administrative Delegate may in its absolute discretion establish and communicate to Participants from time to time. All investment directions by a Participant must be complete as to the terms of the investment transaction. Each proper investment direction shall be in effect until a new investment direction is made by the Participant. No Trustee shall have any obligation whatsoever to invest or manage any assets held in any Account subject to Participant investment direction, its sole duty being to follow within a reasonable period of time all proper directions of the Participant (or, to the extent provided in Section 6.2(d), the Committee) which are made in accordance with the Plan and which are not contrary to ERISA. The Accounts of a Participant for whom no proper investment direction is in effect shall be invested automatically in the investment option designated by the Committee for such Accounts and which is a qualified default investment alternative within the meaning of the regulations under ERISA § 404(c)(5).

(c)

To the extent necessary or appropriate for the Committee and other Plan fiduciaries to take advantage of the relief afforded to Plan fiduciaries under ERISA § 404(c) and the related regulations, the Committee shall (1) determine the manner and frequency of investment directions and any limitations on the directions, (2) establish procedures necessary or appropriate to implement Participant directions, including procedures to maintain the confidentiality of any directions (including directions regarding voting, tender, exchange or similar rights) for which confidentiality is required under ERISA § 404(c) and (3) designate a fiduciary (which fiduciary shall be independent if required under ERISA § 404(c)) who is obligated to implement Participant directions and who is obligated to ensure that any Plan procedures to maintain the confidentiality of Participant directions are followed. Any procedures adopted to implement Participant directions, as such procedures may be modified from time to time by the Committee or Administrative Delegate in their discretion, are incorporated into and made a part of this Plan. In addition, the Committee may appoint a third party proxy vendor to the extent the Committee or Administrative Delegate deems appropriate in connection with proxy solicitations under the Plan.

(d)

Unless the Committee directs the Trustee on the voting, tendering or exchange of shares of stock or mutual funds including shares of Company Stock or shares of the Company’s proprietary mutual funds (in which case the Trustee shall follow such direction), the Committee shall pass all rights to vote, tender or exchange through to Participants. If the Committee passes the right to vote, tender or exchange through to Participants, the Committee shall send or direct to be sent (or if necessary to satisfy ERISA § 404(c), shall appoint an independent fiduciary to send) to each Participant whose Accounts hold shares entitled to vote on a given issue (or shares subject to a tender or exchange offer) a copy of the proxy solicitation material, together with a form requesting confidential directions to the Trustee on the voting, tendering or exchange of the shares allocated to his or her Accounts. Directions received from Participants by the Trustee shall be held in the strictest confidence and shall be handled in the manner necessary for the Plan fiduciaries to have the protection of ERISA § 404(c). The Trustee shall vote the shares for which direction is given by the Participants in accordance with such direction. To the extent no direction is given with respect to shares, such shares shall not be voted, tendered or exchanged unless the Committee directs the Trustee to vote, tender or exchange such shares in proportion to the shares for which Participant direction is received. The rights extended to Participants by this section shall also apply to the Beneficiaries of deceased Participants. To extent the Committee passes the right to vote, tender or exchange shares of Company stock through to Participants and designates an independent fiduciary under ERISA § 404(c) to avoid the potential for undue employer influence with respect to such tender or exchange, such independent fiduciary shall act in place of the Trustee under this Section 6.2(d). For these purposes, proxies may be distributed electronically and Participant and Beneficiaries may vote proxies electronically.

(e)

The Trustee shall vote, tender or exchange shares held in the Unallocated Reserve, if any, in proportion to the directions given by Participants on the voting, tendering or exchange of shares unless the Committee directs the Trustee on the voting, tendering or exchange of such shares, in which case the Trustee shall follow such direction.

(f)

If a tender or exchange offer for shares of Company Stock is limited so that all of the shares that the independent fiduciary has been directed to tender or exchange cannot be sold or exchanged, the shares that each Participant directed be tendered or exchanged shall be deemed to have been sold or exchanged in the same ratio that the number of shares actually sold or exchanged bears to the total number of shares that the independent fiduciary was directed to tender or exchange. Shares sold or exchanged at the direction of a Participant shall be deemed to come first out of the shares allocated to the Participant’s Accounts and only after all of those shares have been sold or exchanged, out of the Unallocated Reserve.

(g)

The foregoing provisions allowing Participants to direct investment of their Accounts are intended to satisfy the ESOP diversification requirements of Code §401(a)(28)(B). The Plan is also intended to constitute a plan described in ERISA

§ 404(c) and the Company intends that the fiduciaries of the Plan be relieved of liability for any losses which are the direct and necessary result of investment directions given by Participants.

Each Participant and each Beneficiary of a deceased Participant may direct the Trustee to divest that the portion of his or her Account invested in Company Stock and to reinvest an amount equivalent to the value of such Company Stock in another Investment Option.

•          Valuation of Accounts. As of each Valuation Date, each Account shall be adjusted to reflect the effect of investment gains or losses, income, contributions, allocations from the Unallocated Reserve, distributions, forfeitures, transfers, loans and all other transactions with respect to that Account since the next preceding Valuation Date. All such adjustments shall be made by the Committee or an Administrative Delegate, using procedures that the Committee deems reasonable and appropriate under the circumstances.

•          Rollover Contributions. With the consent of the Committee or the Administrative Delegate, which shall be granted if it determines the amount to be transferred constitutes a Rollover Contribution, a Participant may transfer to the Trust Fund an amount that constitutes a Rollover Contribution. A Participant shall provide such evidence as the Committee or its Administrative Delegate requires to establish that the contribution is a Rollover Contribution. A Rollover Account shall be established for each Participant who makes a Rollover Contribution.

•          Rollovers and Transfers to Other Qualified Plans. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 6.5, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution equal to or greater than $200 paid directly to another eligible retirement plan specified by the distributee in a direct rollover. The following definitions shall be used in administering the provisions of this Section 6.5.

(a)

Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code §401(a)(9); any hardship withdrawals; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion of net unrealized appreciation with respect to employer securities).

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code §§  408(a) or (b), or to a qualified defined contribution plan described in Code §§  401(a) or 403(a)

that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(b)

Eligible Retirement Plan: An eligible retirement plan is an individual retirement account described in Code §408(a), an individual retirement annuity described in Code §408(b), an annuity plan described in Code §403(a), or a qualified trust described in Code §401(a), that accepts the distributee’s eligible rollover distribution.

An eligible retirement plan is (1) an individual retirement account described in Code §408(a), (2) an individual retirement annuity described in Code §408(b), (3) an annuity plan described in Code §403(a), or (4) a qualified trust described in Code §401(a), (5) an annuity contract described in Code §403(b) and (6) an eligible plan under Code §457(b) which is maintained by a State, political subdivision of a State, or any agency or instrumentality of a State or political subdivision of a State and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relation order, as defined in Code §414(p). For a Beneficiary who is not the Participant’s Spouse or former Spouse, an eligible retirement plan means an individual retirement account described in Code § Section 408(a) or an individual retirement annuity described in Code § 408(b), each of which is established for the purpose of receiving such distribution on behalf of such Beneficiary and is treated as an inherited individual retirement account or individual retirement annuity (within the meaning of Code § 408(d)(3)(C)) for purposes of Code § 402(c)(11).

(c)	Distributee: A distributee includes an Employee or former employee, the Employee’s or former employee’s surviving Spouse or former Spouse and any Beneficiary.
(d)	Direct Rollover: A direct rollover is a payment by the Trustee for the Plan to the eligible retirement plan specified by the distributee.

•

DESIGNATION OF BENEFICIARY

•          Persons Eligible to Designate. Any Participant may designate a Beneficiary to receive any amount payable from the Trust Fund as a result of the Participant’s death. The Beneficiary may be one or more persons, natural or otherwise. By way of illustration, but not by way of limitation, the Beneficiary may be an individual, trustee, executor, or administrator. However, a Participant may not make a designation "per stirpes". A Participant may also change or revoke a designation previously made, without the consent of any Beneficiary named therein.

•          Special Requirements for Married Participants. Notwithstanding the provisions of Section 7.1, if a Participant is married at the time of his or her death, his or her Beneficiary shall be his or her Spouse unless the Spouse has consented in writing to the designation of a different Beneficiary, the Spouse’s consent acknowledges the effect of the designation, and the Spouse’s consent is witnessed by a representative of the Plan or a notary public. The previous sentence shall not apply if it is established to the satisfaction of the Committee that such consent cannot be obtained because there is no Spouse, because the Spouse cannot be located or because of such other circumstances as may be prescribed by federal regulations. Any designation of a Beneficiary or form of benefits which has received spousal consent may be changed (other than by being revoked) without spousal consent only if the consent by the Spouse expressly permits subsequent designations by the Participant without any requirement of further consent by the Spouse. Any such consent shall be valid only with respect to the Spouse who signed the consent.

•          Form and Method of Designation. Any designation or revocation of a prior designation of Beneficiary shall be in writing on a form acceptable to the Committee and shall be filed with the Administrative Delegate. The Company, the Committee, the Administrative Delegate and all other parties involved in making payment to a Beneficiary may rely on the latest Beneficiary designation on file with the Administrative Delegate at the time of the Participant’s death or may make payment pursuant to Section 7.4 if an effective designation is not on file, shall be fully protected in doing so, and shall have no liability whatsoever to any person making claim for such payment under a subsequently filed designation of Beneficiary or for any other reason.

•          No Effective Designation. If there is not on file with the Administrative Delegate an effective designation of Beneficiary by a deceased Participant on the date of his or her death, his or her Beneficiary shall be the person or persons surviving him or her in the first of the following classes in which there is a survivor, share and share alike:

(a)	His or her Spouse.
(b)

His or her children, except that if any of his or her children predecease him but leave issue surviving him or her, such issue shall take by right of representation the share their parent would have taken if living.

(c)	His or her parents.

(d)	His or her brothers and sisters.
(e)	His or her personal representative (executor or administrator).

Determination of the identity of the Beneficiary in each case shall be made by the Committee or Administrative Delegate.

•          Beneficiary May Not Designate. No Beneficiary may designate a successor beneficiary. If a Beneficiary who is entitled to receive payments under the Plan dies before all such payments have been made, the balance of any payments remaining due will be payable to a contingent Beneficiary if the Participant’s Beneficiary designation so provides, otherwise to the personal representative (executor or administrator) of the deceased Beneficiary.

•          Domestic Partner Treated as Spouse. For purposes of this Article VII, the term “Spouse” shall also mean the Domestic Partner of a Participant; however, a Participant who has a Domestic Partner may designate a Beneficiary other than his or her Domestic Partner without such Domestic Partner's consent.

•

BENEFIT REQUIREMENTS

•          Benefit on Retirement or Disability. If a Participant’s Termination of Employment occurs (for any reason other than his or her death) after any of the following events, he or she shall be 100% vested in and shall be entitled to a benefit equal to the value of all of his or her Accounts:

(a)	The Participant has attained Normal Retirement Age.
(b)

The Participant is eligible to receive a monthly disability benefit pursuant to the long-term group insurance program sponsored by a Participating Employer, or would be eligible to receive such a benefit if he or she were a participant in said program, and the Participant has exhausted any salary continuance benefit he or she was eligible to receive from his or her Participating Employer by reason of the disability.

The benefit shall be paid at the times and in the manner determined under Article IX.

•          Other Termination of Employment. If a Participant’s Termination of Employment occurs (for any reason other than his or her death) under circumstances such that he or she is not 100% vested in all Accounts under Section 8.1, he or she shall be entitled to a benefit equal to the total value of his or her Salary Reduction Account, Catch-Up Account, Rollover Account, After-Tax Account and QNEC/QMAC Account, and also a benefit equal to the vested percentage of the value of his or her other Accounts as determined under this Section 8.2. Determinations of the vested percentage under this Section 8.2 are subject to the following:

(a)	Except as otherwise specified in an Appendix, the vested percentage of the Participant’s other Accounts shall be determined as follows:
(1)	Each Participant shall have the following vesting schedule for his or her other Accounts based on his or her Years of Vested Service:
Years of Vesting Service	Vested Percentage
1	25%
2	50%
3	75%
4	100%

(2)	Notwithstanding the foregoing, the vesting schedules in Schedule 2 to the Plan shall continue to apply to Participants covered by such schedules.
(b)

The portion of a Participant’s Accounts that is not vested shall be transferred to the Participant’s Forfeiture Account after his or her Termination of Employment. Thereafter, the disposition of said Forfeiture Account shall be as follows:

(1)	Upon the occurrence of whichever of the following events happens first, the Forfeiture Account will be forfeited and applied as provided in (3):
(A)	The Participant receives a distribution of the vested portion of his or her Accounts.
(B)	The Participant incurs a Five-Year Break.

Notwithstanding the preceding, if a Participant’s vested percentage in his or her Accounts is zero, the Participant shall be deemed to have received a distribution of the vested portion of such Accounts when he or she has a Termination of Employment.

(2)

If the Participant is reemployed by a Participating Employer before incurring a Five-Year Break and before withdrawing the vested portion of his or her Accounts, any amounts held in his or her Forfeiture Account will be transferred back to the Participant’s Accounts.

(3)	When a Forfeiture Account is forfeited, as provided in (1), the forfeited amounts shall be applied as follows, as determined by the Committee:
(A)	Forfeitures shall be applied first to reinstate forfeited Accounts as provided in Section 8.2(c).
(B)	All or any part of the forfeitures remaining after restoring Accounts shall be applied as Matching Contributions to reduce the obligation to make contributions pursuant to Section 4.4.
(4)	Forfeiture Accounts will be invested as determined by the Committee.
(c)

If a Participant who incurred a forfeiture under subsection (b) resumes employment covered under the Plan before he or she has a Five-Year Break and the requirements of (l), (2), and (3) are met, an amount will be restored to his or her Accounts equal to the amount which was forfeited, determined as of the date of the forfeiture:

(1)	The Participant’s vested percentage at the time of his or her previous Termination of Employment was greater than zero.
(2)

Not later than the close of the second Plan Year following the Plan Year in which the Participant’s Termination of Employment occurred, he or she received the entire vested benefit to which he or she was entitled under the Plan.

(3)	No later than five years after the date of his or her reemployment, the Participant repays the Plan the amount he or she received from the Accounts which were partially forfeited.

If the requirements of (1) and (2) are met but the Participant does not make the repayment required in (3), the forfeiture will not be reinstated. If the requirements of (l) or (2) are not met (e.g., the Participant’s vested percentage was zero, or the Participant did not receive his or her entire distribution by the close of the second Plan Year following the Plan Year of his or her Termination of Employment), then the forfeited amounts will automatically be reinstated to the Accounts from which the forfeiture occurred only if the Participant repays any amounts received from the Plan. Amounts required to reinstate Accounts pursuant to this subsection will come first from other forfeitures, to the extent adequate, and then from employer contributions.

(d)

When calculating the vested percentage of a Participant’s Accounts, if a Participant has a Five-Year Break, then years of Vesting Service after the break shall not increase the vested percentage of the portion of his or her Accounts which accrued prior to the break.

(e)	The benefit under this section shall be paid at the times and in the manner determined under Article IX.
(f)

If an amendment to the Plan changes the vesting schedule of the Plan, each Participant having not less than three Years of Vesting Service by the end of the election period with respect to such amendment shall be permitted within such election period to elect to have his or her vested percentage computed under the Plan without regard to such amendment. Each such election shall be made in writing by filing with the Committee within the election period a form available from the Committee for this purpose. The election period shall be a reasonable period determined by the Committee commencing not later than the date the amendment is adopted and shall be in conformance with any applicable regulation prescribed by the Secretary of Labor or the Secretary of the Treasury. Notwithstanding the foregoing, no election need be provided for any Participant whose vested percentage under the Plan, as amended, cannot at any time be less than his or her vested percentage determined without regard to such amendment.

•          Death. If a Participant’s Termination of Employment is the result of his or her death, his or her Beneficiary shall be entitled to a benefit equal to the value of all of his or her Accounts. Such benefit shall be paid at the times and in the manner determined under Article IX. If a Participant’s death occurs after his or her Termination of Employment, a distribution of the balance of his or her Accounts shall be made to his or her Beneficiary in accordance with the provisions of Article IX.

•

DISTRIBUTION OF BENEFITS

•          Time and Method of Payment. Except as provided in Section 9.2, the benefit to which a Participant or Beneficiary may become entitled under Article VIII shall be distributed at such time and according to such method as he or she elects, subject to the following:

(a)

Distributions to which a Participant is entitled may begin at any time after his or her Termination of Employment, but must begin not later than his or her required beginning date, subject to the following:

(1)

Any distribution (other than an in-service withdrawal under Section 9.12 or a minimum distribution under Section 9.15) to a Participant or Beneficiary under the Plan shall be made in (i) a single sum or (ii) (subject to Section 9.2) monthly, quarterly or annual installments over a period of either 60 or 120 months, as elected by the Participant or Beneficiary. A Participant or Beneficiary who elects a distribution in the form of installments may elect at a later time to receive any unpaid portion of his or her benefit in a lump sum. No other forms of payment shall be available with respect to a Participant or Beneficiary for any such distribution

(2)

Pursuant to Code §401(a)(14), a Participant has the right to receive distributions from the Plan at the later of attainment of age 65 or Termination of Employment. If a Participant who has a Termination of Employment does not request a distribution on or before age 65, he or she will be deemed to have elected to defer such distribution until the earlier of the date he or she requests a distribution or his or her “required beginning date” as defined below. Such distributions will be made upon receipt of proper instructions from the Participant.

(3)

A Participant’s “required beginning date” is April 1 of the Plan Year following the later of (i) the Plan Year in which the Participant attains age 70½, or (ii) the Plan Year in which the Participant’s Termination of Employment occurs. However, if the Participant is a 5% owner, as described in Code §416, the required beginning date is April 1 following the Plan Year he or she reaches age 70½, regardless of whether he or she has had a Termination of Employment.

(b)

For any Participant who does not elect to take a distribution from the Plan and is required to begin receiving a distribution pursuant to Section 9.15, the Plan shall distribute the minimum amount required to be distributed in accordance with Code §401(a)(9).

(c)

The Account of a Participant who whose status has changed to that of an Employee or a Statutory Employee, but not an Eligible Employee, shall be retained in this Plan until there is a distribution event under this Article IX. A

Statutory Employee is not entitled to a distribution while he or she is a Statutory Employee.

•          Accounts Totaling $1,000 or Less. If the current value of the Accounts of a Participant (or a Beneficiary following the Participant’s death) is $1,000 or less at the time a distribution is to commence, then, notwithstanding any election in effect for such Participant or Beneficiary, a single-sum distribution shall be made to the Participant (or Beneficiary) as soon as administratively feasible following the Participant’s Termination of Employment or death. The Rollover Account of a Participant or Beneficiary shall be included in determining the value of his or her Accounts for purposes of this Section 9.2.

•          Cash or Company Stock. Distributions from Accounts shall be made in shares of Company Stock or in cash, as elected by the Participant or Beneficiary.

•          Accounting Following Termination of Employment. The Participant’s Accounts shall continue to be invested and valued as provided in Article VI until distributed.

•          Reemployment. Except as permitted by the Plan provisions regarding in-service withdrawals or minimum distributions, no distribution shall be made to a Participant during any period prior to his or her required beginning date while he or she is reemployed by a Participating Employer or Controlled Group Member.

•          Source of Benefits. All benefits to which persons become entitled hereunder shall be provided only out of the Trust Fund and only to the extent that the Trust Fund is adequate therefor. No benefits are provided under the Plan except those expressly described herein. Each Participant and Beneficiary assumes all risk connected with any decrease in the market value of any assets held under the Plan. The Participating Employers do not in any way guarantee the Trust Fund against any loss or depreciation, or the payment of any amount that may be or become due to any person from the Trust Fund.

•          Incompetent Payee. The Committee may in its discretion direct that Plan payments be made (a) directly to an incompetent or disabled person, whether because of minority or mental or physical disability, (b) to the guardian or person having custody of such incompetent or disabled person, or (c) to any other person authorized to receive such payments on behalf of such incompetent or disabled person under any state statute, without further liability either on the part of the Committee, Company or Trustee for the amount of such payment to the person on whose account such payment is made.

•          Missing Participant or Beneficiary. If a Participant’s Accounts become payable under this Article IX and the Committee, after making reasonable efforts to do so, is unable to locate the Participant or Beneficiary for such Accounts, such person shall be presumed dead as of the last day of the Plan Year which includes the first anniversary of the date such Accounts first became payable under this Article IX and the Accounts shall be treated as forfeitures. However, if the missing Participant or Beneficiary files a claim for the benefit while this Plan remains in effect and demonstrates his or her identity to the satisfaction of the Committee, then the vested portion of the Participant’s Accounts shall be restored and paid (from forfeitures or from additional Company contributions) to such person.

•          Benefits May Not Be Assigned or Alienated. Except as otherwise expressly permitted by the Plan or required by law, the interest of persons entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly. However, the Plan shall comply with the provisions of any court order which the Committee determines is a qualified domestic relations order as defined in Code §414(p). Notwithstanding any provisions in the Plan to the contrary, an individual who is entitled to payments from the Plan as an “alternate payee” pursuant to a qualified domestic relations order will receive a lump sum payment from the Plan as soon as administratively feasible after the Committee’s determination that the order is a qualified domestic relations order, unless the order specifically provides for payment to be made at a later time. The Committee shall defer distributions from a Participant’s Account subject to a domestic relations order pending determination that the order is qualified. Also, a Participant’s Accounts may be offset as provided by Code §401(a)(13)(C) by amounts the Participant is required to pay the Plan due to commission of a crime, breach of fiduciary duty, or the like.

•          Payment of Taxes. The Trustee shall withhold any applicable income or other tax from benefits paid under the Plan.

•          Conditions Precedent. No person shall be entitled to a benefit hereunder until his or her right thereto has been finally determined by the Committee, Administrative Delegate or other recordkeeper, nor until he or she has submitted relevant data reasonably requested by the Company or other recordkeeper.

•          Withdrawals Before Termination of Employment. The following types of withdrawals are available to a Participant prior to Termination of Employment. No more than two withdrawals in any category specified in this Section 9.12 or in any Appendix to the Plan may be made in any Plan Year. Each withdrawal before a Termination of Employment shall be made in a single sum payment.

(a)	A Participant may at any time withdraw all or any part of his or her Rollover Account.
(b)	A Participant may at any time withdraw all or any part of his or her After-Tax Account.
(c)

A Participant who has attained age 59½ may withdraw all or any part of his or her vested Account. If a Participant makes such a withdrawal at a time when his or her Vested Percentage is less than 100%, any subsequent withdrawal or distribution occurring before he or she is 100% vested will be adjusted to reflect the effect of the withdrawal.

(d)

A Participant who has not attained age 59½ may request a hardship withdrawal from his or her Salary Reduction Account, Catch-up Account or Matching Account. Such withdrawals are subject to the following rules:

(1)	The distribution must be made on account of one of the following reasons:

(A)	Expenses for (or necessary to obtain) medical care that would be deductible under Code §213(d) determined without regard to whether expenses exceed 7.5% of adjusted gross income.
(B)	Costs directly related to the purchase (excluding mortgage payments) of the principal residence of the Participant.
(C)

Payment of tuition, related educational fees and room and board expenses for up to the next 12 months of post-secondary education for the Participant, or for his or her Spouse, children or dependents as defined in Code §152, without regard to § 152(b)(1), (b)(2), and (d)(1)(B).

(D)	Preventing eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence.
(E)	Payment for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Code § 152(d)(1)(B).
(F)

Expenses for the repair of damage to the Participant’s principal residence that qualify for the casualty deduction under Code §165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(2)	All of the following requirements must be satisfied:
(A)

The amount of the distribution cannot exceed the amount of the immediate and heavy financial need of the Participant, including any amount required to cover taxes the Participant can reasonably be expected to incur in connection with the distribution. The Company may reasonably rely on the Participant’s representation as to that amount.

(B)

The Participant must have obtained all distributions, other than hardship distributions, distribution of ESOP dividends under Code §404(k), and all nontaxable loans currently available under all plans maintained by the Company or any Affiliate.

(C)

The Participant’s elective contributions and employee contributions under all qualified and non-qualified plans of deferred compensation maintained by the Company or any Affiliate will be suspended for at least 6 months after the hardship distribution.

(3)	Earnings credited to the Participant’s Salary Reduction Account or Catch-Up Account may not be withdrawn under this section.

(e)	A Participant who was automatically enrolled in the Plan pursuant to Section 4.1 may withdraw his or her contributions in accordance with Section 4.1.
•	Loans.
(a)

The Committee or an Administrative Delegate shall be the named fiduciary responsible for the administration of the loan program under the Plan. The Administrative Delegate shall establish written procedures for loan applications and shall approve the form of the promissory note evidencing a loan under this Plan and the security agreement between the Plan and a Participant or Beneficiary. Any such loan application procedures, promissory notes or security agreements as in effect from time to time hereby are expressly incorporated by reference as part of this Plan. Such loan documents may be maintained electronically.

(b)

A loan may be made under this Plan to each Participant or to each Beneficiary who is a “party in interest” (as defined in ERISA § 3(14)) from such Participant’s or Beneficiary’s vested Account if he or she properly completes and delivers to the Administrative Delegate a loan application in accordance with the loan application procedures established by the Committee for this purpose. All such loan requests made in accordance with such procedures shall be granted on a reasonably equivalent basis (within the meaning of Code §4975(d)(1)(A) and ERISA §408(b)(1)(A)) for similarly situated parties in interest subject to the conditions set forth in the loan application procedures. Loans shall not be made to Highly Compensated Employees in an amount greater than the amount made available to other employees. Loans must be adequately secured and bear a reasonable interest rate and the principal amount of a loan shall not exceed the Participant’s Vested Account. In the event of a default, foreclosure on the note and attachment of the security will not occur until a distributable event occurs under Article IX. Loan repayments will be suspended as permitted under Code §414(u)(4) in the event of military service covered by USERRA. A Participant who has defaulted on a loan shall not be eligible for another loan and a Participant shall not be allowed to repay a defaulted loan.

•          Nonterminable ESOP Protections. Because Company Stock is readily tradable on an established market, the put provisions referred to in Code §409(h) are not applicable to such Company Stock. If such stock ceases to be readily tradable on an established market, said provisions shall become and remain applicable until such time as such Company Stock resumes being readily tradable on an established market.

•	Minimum Distributions Requirements.
(a)	General Rules.
(1)	Effective Date. The provisions of this Section 9.15 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(2)

Precedence. The requirements of this Section 9.15 will take precedence over any inconsistent provisions of the Plan. However, a Participant may elect to receive a distribution in excess of the amount required under this Section 9.15 to the extent permitted under the distribution provisions of the Plan (other than this Section 9.15).

(3)	Requirements of Treasury Regulations Incorporated. All distributions required under this Section 9.15 will be determined and made in accordance with the Treasury regulations under Code §401(a)(9).
(4)

TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 9.15, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b)	Time and Manner of Distribution.
(1)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.
(2)

Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)

If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B)

If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)

If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)	If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin,

this Section 9.15(b)(2), other than Section 9.15(b)(2)(A), will apply as if the surviving Spouse were the Participant.

For purposes of this Section 9.15(b)(2) and Section 9.15(d), unless Section 9.15(b)(2)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 9.15(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 9.15(b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 9.15(b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

(3)

Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Section 9.15(c) and Section 9.15(d). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code §401(a)(9) and the Treasury regulations.

(c)	Required Minimum Distributions During Participant’s Lifetime.
(1)

Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A)

the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in § 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B)

if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in § 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(2)

Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 9.15(c) beginning with the first Distribution Calendar

Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(d)	Required Minimum Distributions After Participant’s Death.
(1)	Death On or After Date Distributions Begin.
(A)

Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(i)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(ii)

If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(iii)

If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)

No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	Death Before Date Distributions Begin.
(A)

Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 9.15(d)(1).

(B)

No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)

Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 9.15(b)(2), this Section 9.15(d)(2) will apply as if the surviving Spouse were the Participant.

(e)	Definitions.
(1)

Designated Beneficiary. The individual who is designated as the Beneficiary pursuant to Article VII of the Plan and is the Designated Beneficiary under Code §401(a)(9) and § 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(2)

Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 9.15(b)(2). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the

Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(3)	Life Expectancy. Life Expectancy as computed by use of the Single Life Table in § 1.401(a)(9)-9 of the Treasury regulations.
(4)

Participant’s Account Balance. The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(5)	Required Beginning Date. The date specified in Section 9.1(a)(3) of the Plan.

•

TRUST FUND

•          Composition. All sums of money and all securities and other property received by a Trustee for purposes of the Plan, together with all investments made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part from time to time remaining shall constitute the “Trust Fund”.

•          Trustee. The Trust Fund may be held and invested as one fund or may be divided into any number of parts for investment purposes. Each part of the Trust Fund, or the entire Trust Fund if it is not divided into parts for investment purposes, shall be held and invested by one or more Trustees. The selection and appointment of each Trustee shall be made by the Committee. The Committee shall have the right at any time to remove a Trustee and appoint a successor thereto, subject only to the terms of any applicable Trust Agreement. The Committee shall have the right to determine the form and substance of each Trust Agreement under which any part of the Trust Fund is held, subject only to the requirement that they are not inconsistent with the provisions of the Plan. Any such Trust Agreement may contain provisions pursuant to which the Trustee will make investments on direction of Participants or a third party.

•          Compensation and Expenses. All expenses of the Plan and the Trust Fund shall, to the extent permitted by law, be paid from the Trust Fund by the Trustee unless the Company or a Participating Employer elects (in its sole discretion) to pay such expenses. The Plan shall reimburse the Company or any Participating Employer for any expenses incurred by the Company or such Participating Employer that are expenses of the Plan or the Trust Fund to the extent that (i) the Company or Participating Employer seeks such reimbursement and (ii) such reimbursement is permitted by law.

•          Investment in Company Stock. Subject to any applicable limitations in Section 6.2, all or part of the Trust Fund may be invested in Company Stock. As required by Treasury Regulation §54.4975-11 (b), at such times as the Plan holds Company Stock acquired with the proceeds of an Exempt Loan, the portion of the Plan which is an employee stock ownership plan shall invest primarily in Company Stock. The Plan permits Participants to diversify their Accounts in the ESOP portion of the Plan into other investments. These diversification provisions are intended to satisfy the diversification requirements of Code §401(a)(28)(B), but they give Participants more investment flexibility than is required by that Code section. If a Participant chooses to diversify investment of his or her Accounts in the ESOP portion of the Plan, he or she may at any time reinvest those Accounts in Company Stock in the non-ESOP Company Stock fund. For purposes of satisfying the requirement of Treasury Regulation §54.4975-11 (b) that the ESOP portion of the Plan be primarily invested in Company Stock, any Account which (i) is subject to Participant investment direction and (ii) can be invested in Company Stock if the Participant so directs, will be considered fully invested in Company Stock even if the Participant has directed that part or all of that Account be transferred to other investments. The Company Stock shall be held in a Company Stock fund and, subject to the foregoing provisions of this section, the Trustee may hold a portion of the Company Stock fund in cash, cash equivalents, or investments other than Company Stock.

•          Other Investments. Investments other than Company Stock shall be held by a Trustee in such amounts and in such investment options as are designated by Participants pursuant to rules established by the Committee.

•          No Diversion.   The Trust Fund shall be for the exclusive purpose of providing benefits to Participants under the Plan and their beneficiaries and defraying reasonable expenses of administering the Plan. No part of the corpus or income of the Trust Fund may be used for, or diverted to, purposes other than for the exclusive benefit of Participants and Beneficiaries. However, if any contribution or portion thereof is made by a Participating Employer by mistake of fact, the Trustee shall, upon written request of the Committee or the Participating Employer, return such contribution or portion thereof to the Participating Employer within one year after the payment of the contribution to the Trustee; however, earnings attributable to such contribution or portion thereof shall not be returned to the Participating Employer, but shall remain in the Trust Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution or portion thereof. In the case of any such return of contribution the Committee shall cause such adjustments to be made to the Accounts of Participants as it considers fair and equitable under the circumstances resulting in the return of such contribution.

•

ADMINISTRATION OF PLAN

•          Administration by Committee. The Plan will be administered by the Committee, and responsibilities of the Committee under the Plan may also be carried out by on or more delegates. The Committee may delegate responsibilities under the Plan to employees of the Participating Employers or to one or more Administrative Delegates. The Committee (or to the extent the Committee has delegated its administrative responsibility under this Plan, its delegate) shall have the exclusive responsibility and complete discretionary authority to control the operation, management and administration of this Plan, with all powers necessary to enable it properly to carry out such responsibilities, including (but not limited to) the power to construe this Plan, to determine eligibility for benefits and to resolve all administrative, interpretative, operational, equitable and other questions of any kind or description that arise under this Plan and to settle disputed claims. All disbursements shall be made upon, and in accordance with, the written instructions of the Committee or its delegate. The decisions of the Committee (or its delegate) on all matters within the scope of its authority shall be final and binding upon all persons.

•	Certain Fiduciary Provisions. For purposes of the Plan:
(a)	Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.
(b)

A Named Fiduciary, or a fiduciary designated by a Named Fiduciary pursuant to the provisions of the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

(c)

To the extent permitted by any applicable trust agreement, a Named Fiduciary with respect to control of management of the assets of the Plan may appoint an investment manager or managers, as defined in ERISA, to manage (including the power to acquire and dispose of) any assets of the Plan.

(d)

At any time the Plan has more than one Named Fiduciary, if pursuant to the Plan provisions fiduciary responsibilities are not already allocated among such Named Fiduciaries, the Committee may provide for such allocation; except that such allocation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

(e)

Unless expressly prohibited in the appointment of a Named Fiduciary, such Named Fiduciary by written instrument may designate a person or persons other than such Named Fiduciary to carry out any or all of the fiduciary responsibilities under the Plan for such Named Fiduciary; except that such designation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

(f)

A person who is a fiduciary with respect to the Plan, including a Named Fiduciary, shall be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such person has responsibility.

Each fiduciary (other than the Company), each person employed pursuant to (b) above, and each investment manager shall be entitled to receive reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of their duties with the Plan and to payment therefore from the Trust Fund if not paid directly by the Company or the Participating Employers in such proportions as the Company shall determine. Notwithstanding the foregoing, no person so serving who already receives full-time pay from any employer whose employees are Participants, or from an employee organization whose members are Participants, shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

•          Evidence. Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented to the proper party.

•          Correction of Errors. It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Company, Committee, the Administrative Delegate or Trustee. The Committee shall have power to cause such equitable adjustments to be made to correct for such errors as the Committee, in its discretion, considers appropriate. Such adjustments shall be final and binding on all persons. Any return of a contribution due to a mistake of fact will be subject to Section 10.6.

•          Records. Each Participating Employer, each fiduciary with respect to the Plan, and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by ERISA or any other applicable law. Records may be retained on paper, electronically or otherwise. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by ERISA or other applicable law.

•          Claims Procedure. The Committee shall establish a claims procedure consistent with the requirements of ERISA. Such claims procedure shall provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the claimant and shall afford a reasonable opportunity to a claimant whose claim for benefits has been denied for a full and fair review by the Committee of the decision denying the claim. No person claiming a benefit under the Plan may initiate a civil action regarding the claim until all steps under the claims procedure (including appeals) have been completed.

•          Bonding. Plan personnel shall be bonded to the extent required by ERISA. Premiums for such bonding may, in the sole discretion of the Committee, be paid in whole or in part from the Trust Fund. Such premiums may also be paid in whole or in part by the Company or Participating Employers in such proportions as the Committee shall determine. The

Committee may provide by an agreement with any person that the premiums or required bonding shall be paid by such person.

•          Waiver of Notice. Any notice required hereunder may be waived by the person entitled thereto.

•          Agent for Legal Process. The Company or the Committee shall be the agent for service of legal process with respect to any matter concerning the Plan, unless and until the Company or the Committee designates some other person as such agent.

•          Indemnification. In addition to any other applicable provisions for indemnification, the Company and the Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each member of the Committee and each director, officer, and employee (collectively referred to herein as “Indemnitee”) of the Participating Employers against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such person at any time by reason of such person’s services as a fiduciary in connection with the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises. The Company and the Participating Employers shall have the right, but not the obligation, to select counsel and control the defense and settlement of any action against the Indemnitee for which the Indemnitee may be entitled to indemnification under this provision.

•          Benefits for Reemployed Veterans. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code §414(u).

•          Transition Period to Implement Plan Changes. In connection with a change in record keepers, trustees, or other service providers for the Plan, a change in the methodology for valuing accounts, a change in investment options, a plan merger or other circumstances, or by applicable law, a temporary interruption in the normal operations of the Plan may be required in order to properly implement such change, merger or legal requirement or to take action in light of such circumstances. In such event or under such circumstances, the Committee may take such action as it deems appropriate under the circumstances to implement change, merger or legal requirement or in light of such circumstances, including authorizing a temporary interruption in a Participant’s ability to obtain information about his or her Account, to take distributions from such Account and to make changes in some or all of the investment of that Account, provided the Committee will take appropriate action to give Participants and Beneficiaries as much advance notice of the interruption as possible and to minimize the scope and length of the interruption in normal Plan operations. In addition, when changing investment options, the Committee will take such action as it deems appropriate under the circumstances to direct the investment of the funds pending completion by the Trustee of the administrative processes necessary to transfer investment authority to the Participants and Beneficiaries, including, but not limited to, mapping monies from old funds to new funds.

•

AMENDMENT, TERMINATION, MERGER

•          Amendment. Subject to the non-diversion provisions of Section 10.6, the Company may amend the Plan at any time and from time to time. However, any amendments to the Plan which materially increase the cost of the Plan are subject to approval by the Board or the Board’s designee. No amendment of the Plan shall have the effect of changing the rights, duties and liabilities of any Trustee without written notice duly given and received by the Trustee. Also, no amendment shall divest a Participant or Beneficiary of any Account balance accrued prior to the amendment. The list of Participating Employers on Schedule 1 to the Plan may be amended by the Committee at any time and from time to time without the need for an amendment to the Plan by the Company pursuant to this Section 12.1.

•          Reorganization of Participating Employers. In the event two or more Participating Employers shall be consolidated or merged or in the event one or more Participating Employers shall acquire the assets of another Participating Employer, the Plan shall be deemed to have continued, without termination and without a complete discontinuance of contributions, as to all the Participating Employers involved in such reorganization and their employees. In such event, in administering the Plan the corporation resulting from the consolidation, the surviving corporation in the merger, or the employer acquiring the assets shall be considered as a continuation of all of the Participating Employers involved in the reorganization.

•          Permanent Discontinuance of Contributions. The Board may direct the complete discontinuance of all contributions by all Participating Employers under the Plan. In such event, notwithstanding any provisions of the Plan to the contrary, (i) no employee shall become a Participant after such discontinuance, and (ii) each Participant in the employ of a Participating Employer at the time of such discontinuance shall be 100% vested in his or her Accounts. Subject to the foregoing, all of the provisions of the Plan shall continue in effect, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article IX. This Section 12.3 is not applicable if one Participating Employer discontinues its contributions while one or more other Participating Employers continue contributing.

•          Termination. The Company may terminate the Plan as applicable to all Participating Employers and their employees. After such termination, no employee shall become a Participant, and no contributions shall be made. Each Participant in the employ of the Company or a Participating Employer at the time of such termination shall be 100% vested in his or her Accounts. Distributions shall be made promptly after the Plan termination. The Plan and any related trust agreement shall continue in force for the purpose of making such distributions. All distributions shall be made in accordance with Code §§  401(a) and 401(k).

•          Partial Termination. If there is a partial termination of the Plan by operation of law, by amendment of the Plan, or for any other reason, which partial termination shall be confirmed by the Company, each Participant with respect to whom the partial termination applies shall be 100% vested in his or her Accounts. Subject to the foregoing, all of the provisions of the

Plan shall continue in effect as to each such Participant, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article IX.

•          Merger, Consolidation, or Transfer of Plan Assets. In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant and Beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). No such merger, consolidation, or transfer shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

•          Deferral of Distributions. Notwithstanding any provisions of the Plan to the contrary, in the case of a complete discontinuance of contributions to the Plan or of a complete or partial termination of the Plan, the Committee may defer any distribution of benefit payments to Participants and Beneficiaries with respect to whom such discontinuance or termination applies until after the following have occurred:

(a)

Receipt of a final determination from the Treasury Department or any court of competent jurisdiction regarding the effect of such discontinuance or termination on the qualified status of the Plan under Code §401(a).

(b)	Appropriate adjustments of Accounts to reflect taxes, costs, and expenses, if any, incident to such discontinuance or termination.

•

TOP-HEAVY PLAN PROVISIONS

•          Key Employee Defined. “Key Employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer or an Affiliate having annual compensation greater than $130,000 (as adjusted under Code §416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer or an Affiliate, or a 1-percent owner of the Employer or an Affiliate having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code §414(g)(4). The determination of who is a key employee will be made in accordance with Code §416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder. Non-Key Employee means each Participant other than a Key Employee.

•          Determination of Top-Heavy Status. The top-heavy status of the Plan shall be determined according to the following standards and definitions:

(a)

The Plan is a Top-Heavy Plan for a Plan Year if either of the following applies: (1) if this Plan is not part of a required aggregation group and the top-heavy ratio for this Plan exceeds 60%, or (2) if this Plan is part of a required aggregation group of plans and the top-heavy ratio for the group of plans exceeds 60%. However, the Plan is not a Top-Heavy Plan with respect to a Plan Year if it is part of a permissive aggregation group of plans for which the top-heavy ratio does not exceed 60%. Further, a “Top-Heavy Plan” shall not, however, include a plan which consists solely of a cash or deferred arrangement under Code §§401(k)(12) or 401(k)(13) and a matching contribution with respect to which Code §§401(m)(11) or 401(m)(12) is met, but, to the extent permitted under Code §416(g), contributions under such a plan shall be taken into account in determining if other plans in the required aggregation group or permissive aggregation group satisfy the minimum benefit requirements of Code §416(c)(2).

(b)	The “top-heavy ratio” shall be determined as follows:
(1)

If the ratio is being determined only for this Plan or if the aggregation group includes only defined contribution plans, the top-heavy ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees under the defined contribution plans as of the determination date (including any part of any account balance distributed in the one-year period ending on the determination date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the one-year period ending on the determination date) of all employees under the defined contribution plans as of the determination date. Both the numerator and denominator of the top-heavy ratio shall be adjusted to reflect any contribution which is due but unpaid as of the determination date. The inclusion under this section of distributions made during the one-year period ending on the determination date shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code §416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five year period” for “one year period” wherever “one year period” appears in this section.

(2)

If the ratio is being determined for a required or permissive aggregation group which includes one or more defined benefit plans, the top-heavy ratio is a fraction, the numerator of which is the sum of account balances of all Key Employees under the defined contribution plans and the present value of accrued benefits under the defined benefit plans for all Key Employees as of the determination date (including any part of any account balance or accrued benefit distributed in the one-year period ending on the determination date), and the denominator of which is the sum of the account balances under the defined contribution plans for all employees and the present value of accrued benefits under the defined benefit plans for all employees as of the determination date (including any part of any account balance or accrued benefit distributed in the one-year period ending on the determination date). Both the numerator and denominator of the top-heavy ratio shall be adjusted to reflect any contribution due but unpaid as of the determination date. The inclusion under this section of distributions made during the one-year period ending on the determination date shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code §416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five year period” for “one year period” wherever “one year period” appears in this section.

(3)

For purposes of paragraphs (1) and (2), the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within the Plan Year ending on the determination date. The account balances and accrued benefits of an employee who is not a Key Employee during the Plan Year ending on the determination date but who was a Key Employee in a prior period will be disregarded. The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code §416 and the regulations thereunder. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

(c)	“Required aggregation group” means (i) each qualified plan of the employer in which at least one Key Employee participates, and (ii) any other qualified plan of the Employer that enables a plan described in (i) to meet the requirements of Code §§401(a)(4) and 410.

(d)

“Permissive aggregation group” means the required aggregation group of plans plus any other plan or plans of the employer which, when consolidated s a group with the required aggregation group, would continue to satisfy the requirements of Code §§401(a)(4) and 410.

(e)	“Determination date” for any Plan Year means the last day of the preceding Plan Year.
(f)	The “valuation date” is the last day of each Plan Year and is the date as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.
(g)

For purposes of establishing the “present value” of benefits under a defined benefit plan to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and mortality table specified in the defined benefit plan for this purpose.

(h)

If an individual has not been credited with at least one Hour of Service during the one-year period ending on the determination date with respect to a Plan Year, any account balance or accrued benefit for such individual shall not be taken into account for such Plan Year.

•          Minimum Contribution Requirement. For any Plan Year with respect to which the Plan is a Top-Heavy Plan, the employer contributions allocated to each Active Participant who is not a Key Employee and whose Termination of Employment has not occurred prior to the end of such Plan Year shall not be less than the minimum amount determined in accordance with the following:

(a)	The minimum amount shall be the amount equal to that percentage of the Participant’s Testing Wages for the Plan Year which is the smaller of:
(1)	3%.
(2)	The percentage which is the largest percentage of Testing Wages allocated to any Key Employee from employer contributions and Forfeitures for such Plan Year.
(b)

For purposes of this section, any employer contribution attributable to a salary reduction or similar arrangement shall be taken into account with respect to Key Employees but not with respect to other employees.

(c)

This section shall not apply to any Participant who is covered under any other plan of the employer under which the minimum contribution or minimum benefit requirement applicable to Top-Heavy Plans will be satisfied.

(d)

Matching Allocations or, if the Plan provides that the minimum benefit requirement shall be met in another plan, matching contributions under such other plan shall be taken into account for purposes of satisfying the minimum benefit requirements of Code §416(c)(2). Matching Contributions that are used to satisfy the minimum benefit requirements shall be treated as Matching Allocations for purposes of the requirements of Code §401(m).

•          Vesting Schedule. If the Plan is a Top-Heavy Plan, a Participant’s vested accrued benefit under the Plan derived from employer contributions shall be the vested accrued benefit attributable to such contributions determined under Article VIII

•          Definition of Employer. For purposes of this Article, the term “employer” means all Participating Employers and Affiliates.

•

MISCELLANEOUS

•          Headings; References. The headings and subheadings in this Plan have been inserted for convenient reference, and to the extent any heading or subheading conflicts with the text, the text will govern. Capitalized terms used in the Plan shall have their meaning defined in the Plan unless the context clearly indicates to the contrary.

•          Construction. The Plan will be construed in accordance with the laws of the State of Georgia, excluding choice of law provisions, except to the extent such laws are preempted by ERISA and the Code.

•          Qualification for Continued Tax-Exempt Status. The Plan is intended to meet the requirements for qualification as both a profit sharing plan and stock bonus plan under Code §401(a) with an employee stock ownership (“ESOP”) feature under Code §4975(e)(7). The employee stock ownership portion of the Plan is designed to invest primarily in qualifying employer securities meeting the requirements of Code §§4975(e)(8) and 409(1). Contributions under the profit sharing portion of the Plan are not contingent upon the Company’s and/or a Participating Employers’ current or accumulated earnings and profits. The Plan also contains a salary reduction feature intended to meet the requirements applicable to cash or deferred arrangements under Code §401(k). The Plan is intended to be in full compliance with applicable requirements of the Code and ERISA. The Plan shall be administered and construed in a manner consistent with said intent. Notwithstanding any other provision of the Plan, the amendment and restatement of the Plan is adopted on the condition that it will be approved by the Internal Revenue Service as meeting the requirements of the Code and ERISA for continued tax-exempt status, and in the event continued qualification is denied and cannot be obtained by revisions satisfactory to the Company, this amendment and restatement will be null and void. Should that occur, the Plan as previously in effect shall apply.

•          Nonalienation. No benefits payable under the Plan will be subject to the claim or legal process of any creditor of any Participant or Beneficiary, and no Participant or Beneficiary will alienate, transfer, anticipate or assign any benefits under the Plan, except that distributions will be made pursuant to (a) qualified domestic relations orders issued in accordance with Code §414(p), (b) judgments resulting from federal tax assessments, (c) agreements between a Participant or Beneficiary and an Employer under Treasury Regulation Section 1.401(a)(13)(e) for the use of all or part of his or her benefits under the Plan to repay his or her indebtedness to the Employer, which amount of benefits will be paid in a lump sum as soon as practicable after the agreement is executed and will be subject to the withholding requirements set forth in Section 9.10; and (d) as otherwise required by law.

•          No Employment Rights. Participation in the Plan will not give any Employee the right to be retained in the employ of any Employer, or upon termination any right or interest in the Plan except as provided in the Plan.

•          No Enlargement of Rights. No person will have any right to or interest in any portion of the Plan except as specifically provided in the Plan.

•          Withholding for Taxes. Payments under the Plan will be subject to withholding for income and payroll taxes as required by law.

APPENDIX A

Provisions Applicable To Employees And Locations

Formerly Covered By ING Savings Plan

(1)

Employees Covered By This Appendix. This Appendix applies to Participants who formerly were participants in the ING Savings Plan (the “ING Plan”) and to employees hired on or after July 1, 2001 and before January 1, 2002 by Participating Employers formerly covered by the ING Plan and who complete an Hour of Service on or after January 1, 2008.

(2)

Normal Retirement Age. The “Normal Retirement Age” of any Participant who on December 31, 1999 was an employee of a participating employer in the IFG Services, Inc. 401(k) Profit Sharing Plan, is age 59½.

(3)	In-Service Withdrawals.
(a)

A Participant may at any time before he or she attains age 59½ withdraw the vested balance of his or her Matching Account as of December 31, 2001 (as adjusted for earnings and losses), subject to these limitations:

(1)	The withdrawal may not include the portion of the Matching Account attributable to contributions made within two years of the withdrawal.
(2)

If a Participant makes such a withdrawal at a time when his or her Vested Percentage is less than 100%, any subsequent withdrawal or distribution occurring before he or she is 100% vested will be adjusted to reflect the effect of the withdrawal.

(3)	A Participant can make up to two such withdrawals in any calendar year.

APPENDIX B

Provisions Applicable To Employees And Locations

Formerly Covered By ING Incentive Savings Plan

For Aetna Financial Services And Aetna International Employees

(1)

Employees Covered By This Appendix. This Appendix applies to Participants who formerly were participants in the ING Incentive Savings Plan for Aetna Financial Services and Aetna International Employees (the “AFS Plan”) and to employees hired on or after July 1, 2001 and before January 1, 2002 by Participating Employers formerly covered by the AFS Plan and who complete an Hour of Service on or after January 1, 2008.

(2)

Accounts. Amounts transferred from the Aetna Services, Inc. Incentive Savings Plan to the AFS Plan or to this Plan pursuant to the Employee Benefits Agreement between Aetna, Inc. and Aetna U.S. Healthcare, Inc. dated December 13, 2000 will be allocated to the corresponding accounts under this Plan.

APPENDIX C

Provisions Applicable To Employees And Locations Formerly Covered By

ReliaStar Financial Corp. Success Sharing Plan And ESOP.

(1)

Employees Covered By This Appendix. This Appendix applies to Participants who complete an Hour of Service on or after January 1, 2008 and who formerly were participants in the ReliaStar Financial Corp. Success Sharing Plan and ESOP (the “ReliaStar Plan”) and to employees hired on or after July 1, 2001 and before January 1, 2002 by Participating Employers formerly covered by the ReliaStar Plan and who complete an Hour of Service on or after January 1, 2008 (including an employee whose principal work site is at the Minot, North Dakota Service Center).

(2)	Accounts. In addition to the Accounts listed in Section 6.1, the following Accounts shall be maintained for affected Participants:

(a)	ESOP Account.
(b)	Success Sharing Account.
(c)	Retirement Account.
(3)	In-Service Withdrawals.

Notwithstanding the above, a Participant (other than an employee whose principal work site is the Minot, North Dakota Service Center) who had an account transferred to the ReliaStar Plan from one of the plans listed below shall be entitled to the in-service withdrawal options provided by the applicable appendix to the ReliaStar Plan as in effect on June 30, 2001:

(1)	Security-Connecticut Corporation Savings and Profit Sharing Plan
(2)	KPMG 401(k) Plan
(3)	Lexington Management Corporation Pay Conversion Plan

APPENDIX D

Provisions Applicable To Employees Formerly Covered By The

FNIC 401(k) Savings And Investment Plan

1.

Employees Covered by this Appendix. This Appendix applies to a Participant who was a participant in the FNIC 401(k) Savings and Investment Plan (the “FNIC Plan”) on December 31, 2001 and became a Participant in this Plan on January 1, 2002 and who complete an Hour of Service on or after January 1, 2008.

2.

Transferred Benefit. To the extent a FNIC Account includes a “Transferred Benefit”, as defined under the FNIC Plan to mean a benefit involuntarily transferred to the FNIC Plan from a qualified plan subject to the qualified joint and survivor annuity provisions of the Code, the Transferred Benefit will continue to be subject to the qualified joint and survivor annuity provisions of the FNIC Plan as in effect on December 31, 2001.

3.

Service. The Plan shall recognize vesting service under the FNIC Plan as if such service were credited under this Plan for vesting purposes for each employee of Financial Network Investment Corporation who as of January 1, 2002 becomes a Participant in the Plan.

APPENDIX E

Provisions Applicable To Employees Formerly Covered

By The ING Financial Services LLC 401(k) Savings Plan

Assets and liabilities under the ING Financial Services LLC 401(k) Savings Plan shall be transferred to the Plan effective as of January 2, 2004 with respect to employees of ING Financial Services LLC who were participants in such plan on December 31, 2003 and who become employees of ING Investment Management LLC on January 1, 2004. For bookkeeping purposes, amounts transferred to the Plan on behalf of each such Participant shall be credited to the Accounts maintained for such Participant under Section 6.1 which hold contributions of the types transferred.

SCHEDULE 1

List of Participating Employers

As of January 1, 2008

Pursuant to resolutions of the Board adopted in December 2003, this Appendix may be changed from time to time by action of the Committee without the need for a Plan amendment.

PARTICIPATING EMPLOYERS

Financial Network Invest Corporation
ING Brokers Network, LLC
ING Financial Partners, Inc.
ING Funds Distributor, LLC
ING Investment Mgmt, LLC
ING Investments, LLC
ING Life Insurance and Annuity Co.
ING National Trust
ING North America Insurance Corp
ING USA Annuity and Life Ins Co
Multi-Financial Securities Corp
PrimeVest Financial Services
Powers Ferry Properties
ReliaStar Life Insurance Co
ReliaStar Life NY Insurance Co
Security Life of Denver Ins.

SCHEDULE 2

Vesting Schedules

A Participant who (1) was a participant in the ING Incentive Savings Plan for Aetna Financial Services and Aetna International Employees (“AFS Plan”) and was hired on or after January 1, 1999, or (2) was hired on or after July 1, 2001 and before January 1, 2002 by a participating employer covered by the AFS Plan has the following vesting schedule:

Years of Vesting Service	Vested Percentage
1	50%
2	75%
3	100%

A Participant who was a participant in the AFS Plan and was hired before January 1, 1999 will continue to be 100% vested in the Plan.

A Participant who terminates employment as a result of a job elimination and who is eligible for salary continuation or severance benefits under the ING Severance and Salary Continuation Benefits Plan for Aetna Financial Services and Aetna International Employees shall be 100% vested as of the date of his or her termination of employment.

A Participant who was a participant in the ReliaStar Financial Corp. Success Sharing Plan and ESOP (“ReliaStar Plan”) or an employee hired on or after July 1, 2001 and before January 1, 2002 by a participating employer covered by the ReliaStar Plan (other than employees who are identified below) will continue to have the following schedule:

Years of Vesting Service	Vested Percentage
Less than 2	50%
2	75%
3	100%

Participants whose matching account under the Plan includes an amount previously transferred to the AFS Plan from the Aetna Services, Inc. Incentive Savings Plan (or the immediate successor to such plan) will continue to be 100% vested in the amount so transferred. This means that amounts contributed prior to December 13, 2000 (the date AFS was acquired by ING Group, N.V.) will always be fully vested. A Participant’s Vested Percentage with respect to Matching Contributions on or after December 14, 2000 will depend on his or her years of Vesting Service at the time of Termination of Employment, as follows:

Vesting Schedule

Years of Service	Vested Percentage
Less than 3 3 or more	0% 100%

A Participant who had an account transferred to the ReliaStar Plan from the Successful Money Management Seminars, Inc. Profit Sharing Plan or the Security Connecticut Corporation Savings and Profit Sharing Plan shall be entitled to the vesting schedule or provisions in the appropriate appendix to the ReliaStar Plan.

Each Participant who (1) was an employee of a participating employer in the Equitable of Iowa Companies Deferred Profit Sharing and Retirement Savings Plan or the VESTAX Securities Corporation 401(k) Profit Sharing Plan or (2) was a participant in the ING America Life 401(k) Retirement Savings Plan for Life Insurance Company of Georgia as of December 31, 1999 and who immediately thereafter became an employee of Safeco Life Insurance Company (“Safeco”) or an affiliate of Safeco will continue to be 100% vested under the Plan.

Effective January 1, 2003, any employee of Aeltus Investment Management, Inc. who was hired before January 1, 2002 and who was a participant in the ING US Financial Holdings Corporation 401(k) Savings Plan as of December 31, 2002 shall be 100% vested in the Plan.

Effective January 1, 2003, the Normal Retirement Age for vesting purposes for any Participant who was an employee of a participating employer in the IFG Services, Inc. 401(k) Profit Sharing Plan on December 31, 1999 shall be age 59½.

The Plan shall continue to apply a vesting schedule previously available under the Plan to any Participant in the Plan who has a right under applicable law to continue such schedule.

Employees of ING Financial Services LLC who were participants in the ING Financial Services LLC 401(k) Savings Plan on December 31, 2003 and who become employees of ING Investment Management LLC on January 1, 2004 shall be 100% vested under the Plan.

A Participant will vest in the portion of his or her Accounts that is attributable to such Participant’s prior participation in the FNIC Plan (which portion is known as the “FNIC Account”) upon attaining age 60 or upon the occurrence of a “total disability”. Total disability is defined for the purpose to mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by a licensed physician selected or approved by the Committee.

A Participant who is a Life Insurance Company of Georgia Field Force employee shall have the following vesting schedule for his or her other Accounts:

Years of Vesting Service	Vested Percentage
1	0%
2	20%
3	40%
4	70%
5	100%

IN WITNESS WHEREOF, ING North America Insurance Corporation has caused this amended and restated ING Savings Plan and ESOP to be executed by its duly authorized officer, this 29th day of January, 2008, to be effective as of January 1, 2008.

ING NORTH AMERICAN INSURANCE CORPORATION

By: /s/ William Delahanty_________________

William Delahanty

Title:	Head of Compensation Benefits HR Operations

By:/s/ Kimberly Shattuck__________________
Kimberly Shattuck

Title:	Head of Employee Benefits______________

             AMENDMENT 1

ING AMERICAS SAVINGS PLAN AND ESOP,

AS AMENDED AND RESTATED JANUARY 1, 2008

WHEREAS, the Company is the “Plan Sponsor” (as such term is defined by the Employee Retirement Income Security Act, as amended) of The ING Americas Savings Plan and ESOP (the “Plan”); and

WHEREAS, Section 12.1 of the Plan Document reserves to the Company the power to amend the Plan document; and

WHEREAS, the Company has determined to amend the Plan, effective as of the dates specified below, to (1) provide service and vesting credit and carryover of deferral rates for transferred CitiStreet LLC employees, (2) provide for a year-end Company Matching Contribution for Transferred CitiStreet LLC employees due to payroll processing methodology applied for the period July 1, 2008 through September 30, 2008, and (3) modify the hardship distribution provision to clarify when suspension of contributions is required.

NOW THEREFORE, BE IT RESOLVED that the Company hereby amends the Plan as follows:

1.	Article II, Definitions, is hereby amended, effective July 1, 2008, by adding the following new definitions at the end thereof:
2.56	CitiStreet means CitiStreet LLC, which was acquired by Lion Connecticut Holdings Inc. on July 1, 2008.
2.57	Citigroup means Citigroup LLC.
2.58	State Street means State Street Bank and Trust Company.
2.59

Transferred CitiStreet Employee means an employee who (a) was employed by State Street or Citigroup; (b) was assigned to work at CitiStreet, (c) was an active employee on June 30, 2008 (or was on an approved leave on that date) with State Street or Citigroup, and (d) became an active employee of the Company or a Participating Employer on July 1, 2008 (or the date the Eligible Employee’s leave of absence expired, if later).

2.	Section 2.14, Compensation is hereby amended, effective July 1, 2008, by adding the following new subsection (f) at the end thereof:

(f)        Transferred CitiStreet Employees. Effective July 1, 2008, a Transferred CitiStreet Employee who is a Participant in the Plan shall have his or her Compensation for 2008 determined by taking into account the compensation paid for the period July 1, 2008 through December 31, 2008, irrespective of whether such amount was paid through the transition payroll services provided by Citigroup for the period July 1, 2008 through September 30, 2008, or by the Company’s payroll administrator. Amounts paid prior to July 1, 2008 by Citigroup to Transferred CitiStreet Employees shall be disregarded for all purposes of the Plan. Subsequent to December 31, 2008, a Transferred CitiStreet Employee’s Compensation shall be determined pursuant to the foregoing provisions of this Section 2.14.

3.	Section 2.25, Vesting Service, is hereby amended, effective July 1, 2008, by adding the following new subsection (h) at the end thereof:

(h)

Transferred CitiStreet Employees. Notwithstanding any provision herein to the contrary, including but not limited to subsection (b) above, effective July 1, 2008, each Transferred CitiStreet Employee shall have his or her Years of Vesting Service include the years of vesting service such Participant had credited in the Citigroup 401(k) Plan and/or the State Street Salary Savings Plan (as provided by Citigroup or State Street to the Company in connection with the acquisition of CitiStreet effective July 1, 2008). A Transferred CitiStreet Employee who becomes a Participant in the Plan shall be credited with a Year of Vesting Service for the 2008 Plan Year if he or she is credited with 1,000 Hours of Service or more for the period the Participant is actively employed by the Company or an Employer on or after July 1, 2008. Notwithstanding the foregoing, the Company shall credit a Transferred CitiStreet Employee with a Year of Vesting Service for 2008 if, on December 31, 2008, such Transferred CitiStreet Employee is actively employed by the Company or an Employer and is a full-time employee regularly scheduled to work a 40 hour work week. For purposes of this Section 2.25, Hours of Service credited for periods of employment with CitiStreet or the Company or an Employer during the 2008 Plan Year shall be counted only one time, either under the applicable Citigroup or State Street plan or the Plan.

4.	Article III, Plan Participation, is hereby amended, effective July 1, 2008, by adding the following new Section 3.5:

Section 3.5. Transferred CitiStreet Employees. Each Transferred CitiStreet Employee who was an active participant in the Citigroup 401(k) Plan or the State Street Salary Savings Plan on July 1, 2008, shall automatically become a Participant in the Plan, effective as of the date the Participant becomes an active Employee of the Company or an Employer.

5.	Section 4.2, Salary Reduction Contributions, is hereby amended, effective July 1, 2008, by adding the following new subsection ((f) at the end thereof:

(f) Transferred CitiStreet Employees Salary Reduction Contributions. Each Transferred CitiStreet Employee who becomes an active Participant in the Plan pursuant to Section 3.5 shall have his or her pre-tax salary deferral rate in effect on June 30, 2008 in the Citigroup 401(k) Plan or the State Street Salary Savings Plan (as provided by Citigroup or State Street to the Company in connection with the acquisition of CitiStreet effective July 1, 2008) be treated, for all purposes of the Plan, as the Participant’s elected Salary Reduction Contribution under the Plan. The Participant may change his or her Salary Reduction Contribution at any time pursuant to the provisions of this Section 4.2.

6.

Section 4.3, Catch-Up Contributions, is hereby amended, effective July 1, 2008, by making the current provision subsection (a) and adding the following new subsection (b) at the end of the current provision:

(b) Transferred CitiStreet Employees Salary Reduction Contributions. Each Transferred CitiStreet Employee who becomes an active Participant in the Plan pursuant to Section 3.5 shall have his or her catch-up contribution in effect on July 1, 2008 in the Citigroup 401(k) Plan or the State Street Salary Savings Plan (as provided by Citigroup or State Street to the Company in connection with the acquisition of CitiStreet effective July 1, 2008) be treated, for all purposes of the Plan, as the Participant’s elected Catch-Up Contribution under the Plan. The Participant may change his or her Catch-Up Contribution at any time pursuant to the provisions of this Section 4.3.

7.

Section 4.4, Matching Contributions, is hereby amended, effective July 1, 2008, by making the current provision subsection (a) and adding the following new subsection ((b) at the end of the current provision:

(b) Transferred CitiStreet Employees Matching Contributions. As of December 31, 2008, the Company shall cause the Plan Administrator to take action to ensure that each Transferred CitiStreet Employee who becomes an active Participant in the Plan pursuant to Section 3.5 has his or her Matching Contribution determined based on the amount he or she received in Compensation for the period January 1, 2008, through December 31, 2008, and the amount of pre-tax contributions made to either the Citigroup 401(k) Plan or the Plan, irrespective of whether the Compensation was processed through the Citigroup payroll system or the Company’s payroll system. The Matching Contribution, net of any matching contribution made on behalf of the Participant in the Citigroup 401(k) Plan, shall be credited to the Participant’s Matching Account in the Plan as soon as administratively practicable after the amount required to be contributed, if any, has been determined.

8.	Article VI, Individual Accounts, is hereby amended, effective July 1, 2008, by adding the following new section 6.6 at the end thereof:

Section 6.6. Transferred CitiStreet Employees’ Matching Contributions. Each Transferred CitiStreet Employee who becomes an active Participant in the Plan pursuant to Section 3.5 and receives a Matching Contribution pursuant to Section 4.4(b) shall have the Matching Contribution invested pursuant to his or her direction effective as of the date such Matching Contribution is actually credited to his or her Matching Account. In no event shall any investment earnings be credited to the Participant’s Matching Account for any period preceding the date on which such Matching Contribution is credited to his or her Account.

9.	Section 9.12(d), Withdrawals Before Termination of Employment, is hereby amended, effective January 1, 2002, to have subsection (d)(2)(C) read as follows:

(C) The Participant’s elective contributions and employee contributions under all qualified and non-qualified plans of deferred compensation maintained by the Company or an Affiliate shall be suspended for a period of six (6) months when any portion of the hardship withdrawal is funded with employee elective deferrals. If no employee elective deferrals are used to fund the hardship withdrawal request, no suspension shall be required to be made.

FURTHER, RESOLVED, that the foregoing shall be effective as of the date provided for herein, and except as expressly amended herein, the Plan will remain in full force and effect; and be it

FURTHER RESOLVED, that any actions taken by the officers of the Company or in the administration of the Plan consistent with the intent of these resolutions prior to the date hereof is hereby approved and ratified in all respects.

IN WITNESS WHEREOF, the Company has caused this Amendment Number One to be signed by its duly authorized officer.

ING North America Insurance Corporation

By: /s/	William Delahanty

W. Delahanty

Head of Rewards and Operations

Date: December 8, 2008